UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stewart Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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1333 S. Clearview Parkway • Jefferson, LA 70121

Post Office Box 11250 • New Orleans, LA 70181

504-729-1400

March 6, 2012

To our shareholders:

You are cordially invited to the annual meeting of shareholders of Stewart Enterprises, Inc. to be held at 11:00 a.m. C.D.T. on April 19, 2012, at our corporate headquarters, 1333 South Clearview Parkway, Jefferson, Louisiana 70121.

The attached notice of meeting and proxy statement describe in detail the matters proposed by your board of directors to be considered and voted upon at the meeting.

This year, Stewart Enterprises is taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials to shareholders by allowing them to access material on the internet instead of mailing a printed set to each shareholder, unless the shareholder requests delivery by traditional mail or electronically by e-mail. We believe this approach provides our shareholders with the proxy materials they need, while reducing printing and postage costs and reducing the environmental impact of our annual meeting. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials (“Notice”) to certain shareholders. The Notice contains instructions on how to access our proxy statement and annual report to shareholders on the internet, as well as how to vote either online, by telephone or in person at the annual meeting.

Regardless of how many shares you own, it is important that your shares be represented at the meeting. Please vote your shares by internet or telephone (or, if you received a printed set of materials by mail, by returning the accompanying proxy card) as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares may be found in our proxy statement.

Sincerely,

/s/ Frank B. Stewart, Jr.

Frank B. Stewart, Jr.

Chairman of the Board

STEWART ENTERPRISES, INC.

1333 South Clearview Parkway

Jefferson, Louisiana 70121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF STEWART ENTERPRISES, INC.:

You are cordially invited to the 2012 annual meeting of our shareholders to be held at our corporate headquarters, 1333 South Clearview Parkway, Jefferson, Louisiana 70121, on April 19, 2012 at 11:00 a.m. C.D.T., for the following purposes:

•	to elect seven directors to serve a one-year term of office expiring at our 2013 annual meeting;

•	to hold an advisory vote on our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote);

•	to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan;

•	to approve the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan;

•	to ratify the retention of our independent registered public accounting firm for the fiscal year ending October 31, 2012; and

•	to transact such other business as may properly come before the meeting or any adjournment thereof.

This year, instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we provided access to these materials on the internet for at least some of our shareholders. This reduces the amount of paper necessary to produce these materials, as well as our costs associated with printing and mailing these materials to all shareholders. On March 6, 2012, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of February 21, 2012, and will post our proxy materials on the web address provided in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials at the web address indicated in the Notice or may request a set of our proxy materials to be delivered by traditional mail or electronically by e-mail. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis in the future.

If you received a printed copy of the materials, we have enclosed a copy of our annual report to shareholders with this notice and proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lisa T. Winningkoff

Lisa T. Winningkoff

Secretary

Jefferson, Louisiana

March 6, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL SHAREHOLDER MEETING ON APRIL 19, 2012.

This proxy statement and our 2011 annual report are available at

http://bnymellon.mobular.net/bnymellon/stei

STEWART ENTERPRISES, INC.

1333 South Clearview Parkway

Jefferson, Louisiana 70121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING, AND VOTING

Q:	Why am I receiving these proxy materials?

A:

The board of directors of Stewart Enterprises, Inc. (the “Company”) is soliciting your proxy to vote at the 2012 annual meeting of shareholders because you owned shares of our Class A and/or Class B common stock at the close of business on February 21, 2012, the record date for the meeting, and are therefore entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, and our 2011 annual report are being made available to shareholders beginning March 6, 2012. We have made these materials available to shareholders on the internet and, in some cases, have delivered printed proxy materials to you. This proxy statement summarizes the information you need to know in order to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a full set of proxy materials?

A:

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we may deliver to shareholders our proxy materials, including this proxy statement and our 2011 annual report by providing access to these documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. The Notice will instruct you as to how you may access and review the proxy materials on the internet. The Notice also instructs you as to how you may submit your vote via the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting the materials in the Notice.

Q:	Where and when will the meeting be held?

A:	The meeting will be held at our corporate headquarters, 1333 South Clearview Parkway, Jefferson, Louisiana 70121, on April 19, 2012 at 11:00 a.m., C.D.T.

Q:	Who is soliciting my proxy?

A:

Our board of directors is soliciting your proxy to vote on all matters scheduled to come before our 2012 annual meeting of shareholders. By completing and returning the proxy card or voting instruction card, or by casting your vote via the internet or by phone, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed.

Q:	What will I be voting on?

A:

At the annual meeting, our shareholders will be asked (1) to elect seven directors to serve a one-year term of office expiring at our 2013 annual meeting, (2) to approve our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote), (3) to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan, (4) to approve the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan, and (5) to ratify the retention of our independent registered public accounting firm for the fiscal year ending October 31, 2012. The board of directors does not know of any additional matters to be presented at our 2012 annual meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Q:	How many votes may I cast?

A:	For all matters, you may cast one vote for every share of our Class A common stock and ten votes for every share of our Class B common stock that you owned on the record date.

Q:	How many votes can be cast by all shareholders?

A:

As of the record date, we had 83,340,466 shares of Class A common stock outstanding, each of which is entitled to one vote, and 3,555,020 shares of Class B common stock outstanding, each of which is entitled to ten votes. Accordingly, at the meeting 118,890,666 votes can be cast by all shareholders. As of the record date, Frank B. Stewart, Jr. beneficially owned 7,135,475 shares of our Class A common stock and all outstanding shares of our Class B common stock, entitling him to cast 42,685,675 votes for each matter brought before the meeting.

Q:	How many shares must be present to hold the meeting?

A:

Our bylaws provide that a majority of our Company’s total voting power constitutes a quorum and must be present or represented by proxy to conduct a meeting of our shareholders. Therefore, at our 2012 annual meeting, shares with at least 59,445,334 votes must be present in order for a quorum to exist.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “shareholder of record.” The Notice and/or proxy materials have been sent to you directly by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice and/or proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following the voting instructions on the form that you receive from your broker, bank, or nominee.

Q:	What if I do not vote?

A:

If you hold shares in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote.

Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters. The proposal to ratify the retention of the independent registered public accounting firm is generally considered a “routine” matter. The proposal to elect directors, the say-on-pay vote, the proposal to approve the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan, and the proposal to approve the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan are generally considered “non-routine” matters; therefore, if you do not provide voting instructions on those proposals, your shares will not be voted on those proposals.

A “broker non-vote” occurs when a broker holding shares for you in street name submits a proxy that votes your shares on one or more matters, but does not vote (the “broker non-vote”) on “non-routine” matters with respect to which you have not given voting instructions.

If you do not vote the shares held directly in your name, your shares will not be voted.

Q:	What vote is required to approve each item? How are broker non-votes counted?

A:

Our bylaws provide that directors are elected by a plurality of the votes cast by holders of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote at the annual meeting. This means that the nominees for available directorships who receive the highest number of affirmative votes cast are elected.

You may vote “for” all director nominees or withhold your vote for any one or more of the director nominees. Only votes “for” are counted in determining whether a plurality has been cast in favor of a director. Abstentions, withheld votes, and broker non-votes will have no effect on the plurality vote for the election of directors.

The say-on-pay vote, the vote on the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan, the vote on the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan, and the ratification of the retention of our independent registered public accounting firm will each be decided by the vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote with respect to such matter at the annual meeting. All other matters coming before the annual meeting will be decided by the vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote with respect to such matter at the annual meeting, except as otherwise provided by statute, our articles of incorporation, or our bylaws.

With respect to all proposals on the ballot other than the election of directors, and with respect to any other matter that is properly brought before the meeting, abstentions will have the effect of a vote against the proposal, and broker non-votes will be counted as not present with respect to the proposal. Shares represented at the meeting by proxies reflecting a vote on any proposal, along with broker non-votes, will be counted as present for quorum purposes.

Q:	How do I vote?

A:

Record holders: You may vote your shares by internet or telephone by following the information provided on the Notice or, if you have received a printed set of proxy materials, by filling out the proxy card and returning it in the postage paid return envelope.

Street holders: If your shares are held in street name, you must vote in accordance with the voting instruction form provided by your broker, bank, or nominee. The availability of telephone and internet voting will depend on your broker’s or bank’s voting process.

In person at the annual meeting: You may also vote in person at the annual meeting, either by attending the meeting yourself or authorizing a representative to attend the meeting on your behalf. You may also execute a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspector of election with your ballot when you vote at the annual meeting.

Q:	Once I deliver my proxy, can I revoke or change my vote?

A:

Yes. You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our Secretary, by timely delivering a proxy with a later date, or by voting in person at the meeting.

Q:	What if I don’t vote for a proposal on the proxy card I return?

A:	Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or internet, the persons named as proxies will vote your shares:

(1)	FOR each of the seven director nominees;

(2)	FOR approval of the compensation of our Named Executive Officers as disclosed in this proxy statement;

(3)	FOR approval of the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan;

(4)	FOR approval of the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan; and

(5)	FOR the ratification of the retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012.

If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, they will be entitled to vote your shares with respect to the proposal to ratify the retention of our independent registered public accounting firm but not on any of the other proposals.

Q:	Who pays for soliciting proxies?

A:

We are paying for all costs of soliciting proxies. Our directors, officers, and employees may request the return of proxies by mail, telephone, internet, facsimile, telegram, or personal interview. We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	Could other matters be considered and voted upon at the meeting?

A:

Our board does not expect to bring any other matter before the annual meeting and is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our bylaws, the time has elapsed for any shareholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:

Unless a new record date is fixed, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.

Q:	How can shareholders present proposals for inclusion in our proxy materials relating to our 2013 annual meeting?

A:

Any shareholder who desires to present a proposal for inclusion in our proxy materials relating to our 2013 annual meeting must forward the proposal to our Secretary at the address shown on the first page of this Proxy Statement in time to arrive at our offices no later than November 2, 2012.

All shareholder proposals must also comply with Section 2.14 of our bylaws in order to be eligible for consideration at a shareholders’ meeting. Our bylaws are filed with the SEC, and shareholders should refer to the bylaws for a complete description of the requirements.

Any shareholder who wishes to present a proposal at our 2013 annual meeting must give us notice in advance of the meeting. The notice must be received by our Secretary no later than November 2, 2012, but this date is subject to change in accordance with our bylaws. If the date of our 2013 annual meeting is 30 calendar days earlier or later than April 19, 2013, then notice must be received no earlier than 90 days and no later than 60 days prior to the meeting, unless shareholders are given less than 70 days notice of the meeting, in which case the Secretary must receive notice of the shareholder proposal by the tenth day following the date that notice of the meeting was mailed or disclosed. The notice must contain:

(1)	a complete and accurate description of the proposal;

(2)

a statement that the shareholder (or the shareholder’s legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities entitled to vote at the meeting through the actual meeting date;

(3)	the shareholder’s name, address and the number of shares of our voting securities that the shareholder holds of record and beneficially as of the notice date; and

(4)	a complete and accurate description of any material interest of the shareholder in the proposal.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Certain Beneficial Owners

As of February 21, 2012, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding shares of Class A common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), other than Frank B. Stewart, Jr., whose beneficial ownership of our Class A and Class B common stock is described in the next table.

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Fidelity Management and Research 82 Devonshire Street Boston, MA 02109	Class A	11,406,507(2)	13.7%
Dimensional Fund Advisors, LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	Class A	7,317,389(3)	8.8%
Westfield Capital Management Company, LP 1 Financial Center Boston, MA 02111	Class A	6,408,994(4)	7.7%
NewSouth Capital Management, Inc. 999 S. Shady Grove Rd. Suite 501 Memphis, TN 38120	Class A	6,081,042(5)	7.3%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	Class A	5,703,169(6)	6.8%

(1)	Calculated on the basis of 83,340,466 shares of Class A common stock outstanding on February 21, 2012.

(2)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2012 by Fidelity Management and Research (“Fidelity”) indicating that all shares shown as beneficially owned are held with sole voting and investment power. Fidelity’s Schedule 13G/A reported 12,401,937 shares beneficially owned, of which 995,430 shares would be acquired upon the assumed conversion of our 3.375% senior convertible notes. Shares resulting from the assumed conversion of our senior convertible notes are not included in the beneficial ownership amount in the table above.

(3)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2012 by Dimensional Fund Advisors, LP (“Dimensional”). Dimensional possesses voting and/or investment power over these shares in its capacity as investment advisor to certain registered investment companies, commingled group trusts, and separate accounts (the “Funds”). Although Dimensional reports that it has sole voting power over 7,232,742 of these shares, and sole investment power over all 7,317,389 shares, it disclaims beneficial ownership of all reported shares, which are beneficially owned by the Funds, none of which individually owns more than 5% of the outstanding shares of our Class A common stock.

(4)

Based solely on information contained in a Schedule 13G/A filed with the SEC on February 13, 2012 by Westfield Capital Management Company, LP (“Westfield”), which holds these shares for the benefit of certain clients for whom it serves as investment advisor. Westfield possesses sole voting power over 4,271,184 of these shares, and sole investment power over all 6,408,994 shares. Westfield reports that, to its knowledge, none of its clients individually beneficially own more than 5% of the outstanding shares of our Class A common stock.

(5)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2012 by NewSouth Capital Management, Inc. (“NewSouth”), which holds these shares for the benefit of certain clients for whom it serves as investment advisor. NewSouth possesses sole voting power over 4,723,842 of these shares, and sole investment power over all 6,081,042 shares. NewSouth reports that, to its knowledge, none of its clients individually beneficially own more than 5% of the outstanding shares of our Class A common stock.

(6)

Based solely on information contained in a Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc., indicating that all shares shown as beneficially owned are held with sole voting and investment power.

Stock Ownership of Management

The table below sets forth certain information concerning the beneficial ownership, as of February 21, 2012, of our Class A and Class B common stock by (1) each director and director nominee, (2) each executive officer for whom compensation information is disclosed under the caption “Executive Compensation” (our “Named Executive Officers”), and (3) all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Beneficial Owner	Class	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Director Nominees
Frank B. Stewart, Jr.(2)..........................................	Class A	7,135,475	(3)	8.5%
	Class B	3,555,020	(4)	100.0%
Thomas M. Kitchen ...............................................	Class A	621,583	(5)	*
John B. Elstrott, Jr. ................................................	Class A	16,850	(6)	*
Alden J. McDonald, Jr. .........................................	Class A	98,555	(7)	*
Ronald H. Patron ...................................................	Class A	91,120	(8)	*
Ashton J. Ryan, Jr. ................................................	Class A	85,120	(8)	*
John K. Saer, Jr. ....................................................	Class A	14,751	(9)	*

Named Executive Officers(10)
Lewis J. Derbes, Jr. ...............................................	Class A	125,536	(5)	*
Kenneth G. Myers, Jr. ...........................................	Class A	235,024	(5)	*
Lawrence B. Hawkins ...........................................	Class A	370,370	(5)	*
G. Kenneth Stephens, Jr. ......................................	Class A	312,202	(5)	*
Thomas J. Crawford(11).........................................	Class A	365,897	(5)	*

All directors and executive officers as a
group (19 persons)(12) ...........................................	Class A	9,605,419	(13)	11.4%
	Class B	3,555,020		100.0%

*	Less than 1 percent.

(1)

Calculated on the basis of 83,340,466 shares of Class A and 3,555,020 shares of Class B common stock outstanding as of February 21, 2012, and includes any shares the director, officer, or group has the right to acquire within 60 days.

(2)	Mr. Stewart’s mailing address is 111 Veterans Memorial Boulevard, Suite 160, Metairie, Louisiana 70005.

(3)

Includes 79,868 shares that Mr. Stewart is required to retain until he ceases to serve on our board of directors and 353,880 shares owned by the Frank B. Stewart, Jr. Foundation (a non-profit corporation), with respect to which Mr. Stewart shares voting and investment power.

(4)

Mr. Stewart owns 100% of our outstanding shares of Class B common stock. Each share of Class B common stock has ten votes per share and, unless otherwise required by law, the holder of Class B common stock votes together with the holders of Class A common stock on all matters brought before the shareholders. As of February 21, 2012, Mr. Stewart beneficially owned shares of Class A and B common stock having 42,685,675 votes, which represents approximately 35.9% of our total voting power.

(5)	The total number of shares of Class A common stock shown as beneficially owned by each Named Executive Officer includes the following:

Named Executive Officer	Shares Acquirable within 60 days upon Exercise of Stock Options	Shares Held for the Executive’s Benefit under the Stewart Enterprises Employees’ Retirement Trust (“SEERT”)*	Shares of Restricted Stock as to which the Executive has Sole Voting Power but No Investment Power
Thomas M. Kitchen	215,000	—	213,332
Lewis J. Derbes, Jr.	53,750	—	57,665
Kenneth G. Myers, Jr.	117,500	—	83,333
Lawrence B. Hawkins	174,107	6,476	58,333
G. Kenneth Stephens, Jr.	174,107	4,645	53,333
Thomas J. Crawford	195,000	—	—

*

Individuals participating in the SEERT have the right to direct the trustee of the SEERT as to how shares of our Class A common stock credited to their SEERT accounts are to be voted and have the right to dispose of the shares of our Class A common stock credited to their SEERT accounts through transfers to other SEERT investment funds.

(6)	Includes 8,850 shares that Mr. Elstrott is required to retain until he ceases to serve on our board of directors.

(7)

Includes 3,000 shares owned by Mr. McDonald through a family corporation with respect to which Mr. McDonald shares voting and investment power and 83,350 shares that Mr. McDonald is required to retain until he ceases to serve on our board of directors.

(8)	For each of Messrs. Patron and Ryan, includes 76,120 shares that the director is required to retain until he ceases to serve on our board of directors.

(9)	Includes 14,751 shares that Mr. Saer is required to retain until he ceases to serve on our board of directors.

(10)

Information regarding shares beneficially owned by Thomas M. Kitchen, our President and Chief Executive Officer, who is a Named Executive Officer in addition to Messrs. Derbes, Myers, Hawkins, Stephens, and Crawford appears immediately above under the caption “Directors and Director Nominees.”

(11)	Mr. Crawford served as our President and Chief Executive Officer until his retirement on April 7, 2011, when he was succeeded by Mr. Kitchen.

(12)	As of February 21, 2012, all directors and executive officers as a group beneficially owned shares of Class A and Class B common stock representing approximately 37.7% of our total voting power.

(13)

The total amount of Class A common stock reported here includes: 976,464 shares that such persons have the right to acquire within 60 days through the exercise of options; 47,760 shares held for such person’s benefit under the SEERT (see note 5); 607,990 shares of restricted stock for which such persons have sole voting but no investment power; 339,059 shares held by non-employee directors that may not be sold until the director no longer serves on our board; and 362,280 shares for which the reporting director or officer shares voting and investment power. This amount does not include 22,624 shares acquirable upon conversion of $250,000 principal amount of our senior convertible notes that mature on July 15, 2016, for which the reporting officer shares voting and investment power.

ELECTION OF DIRECTORS (PROPOSAL 1)

Our directors are elected annually. Under our bylaws, directors are elected by plurality vote.

Upon the recommendation of our corporate governance and nominating committee, the board has re-nominated each of our seven current directors to serve another one-year term of office expiring at our 2013 annual meeting and until his successor is duly elected and qualified.

Unless authority to vote for the election of directors is withheld, the proxy holders named on the enclosed proxy intend to vote each of the proxies received in response to this solicitation “FOR” the election of each of the nominees. If any nominee is no longer a candidate at the time of the annual meeting, we intend to vote the proxies “FOR” the election of the other nominees and proxies may be voted for any substitute nominee designated by our board. If the board does not designate any substitute nominees, the size of our board will be reduced automatically by the total number of nominees withdrawn from consideration. Our board has no information or reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for more than seven nominees.

Our board unanimously recommends that you vote “FOR” each of the following seven nominees: John B. Elstrott, Jr., Thomas M. Kitchen, Alden J. McDonald, Jr., Ronald H. Patron, Ashton J. Ryan, Jr., John K. Saer, Jr., and Frank B. Stewart, Jr.

Biographic information for each director nominee is detailed below. Each director nominee’s biography contains information regarding his tenure as a director, his business experience, other public company directorships held currently or at any time during the last five years, and his experiences, qualifications, attributes, or skills that led the corporate governance and nominating committee and our board to determine that he should serve as a director of our Company.

Name and Age	Business Experience, Qualifications, and Skills	Director Since

John B. Elstrott, Jr., 63

John B. Elstrott, Jr., Ph.D., is a Clinical Professor of Entrepreneurship and the founding director of the Levy-Rosenblum Institute for Entrepreneurship at Tulane University’s Freeman School of Business, which was started in 1991. Dr. Elstrott teaches graduate-level courses in entrepreneurship and, through his work at the Levy-Rosenblum Institute, helps to coordinate joint academic, government, and business initiatives designed to stimulate private enterprise. He has also invested personally in many entrepreneurial ventures. Prior to joining the Tulane University faculty, Dr. Elstrott was Chief Financial Officer of Celestial Seasonings, Inc.

Since 1995, Dr. Elstrott has served as a director of Whole Foods Market, Inc. (“Whole Foods”), a Fortune 300 company and the world’s leader in natural and organic foods with more than 300 stores in North America and the United Kingdom. He currently serves as the Chairman of the Board of Whole Foods, having served as its Lead Director from 2001 to 2009. Dr. Elstrott is also a member of Whole Foods’ audit committee.

With a Ph.D. in Economics and more than 40 years of experience as an entrepreneur and investor, Dr. Elstrott is a consultant to various privately-held family businesses as well as for-profit and not-for-profit corporations. Dr. Elstrott is also a Founder and Director of the Tulane Family Business Center.

Given his extensive entrepreneurial experience, Dr. Elstrott is able to assist our Company in evaluating innovative growth strategies. His substantial experience with mergers and acquisitions at Whole Foods contributes to the board’s ability to assess acquisition opportunities. His service on the board of Whole Foods, particularly as Chairman (formerly Lead Director), and as a member of the audit committee, has given him a strong background in corporate governance, financial, accounting and risk assessment matters facing large publicly-traded companies.

2011

Name and Age	Business Experience, Qualifications, and Skills	Director Since

Thomas M. Kitchen, 64

Thomas M. Kitchen has served as our President and Chief Executive Officer since April 7, 2011. Mr. Kitchen joined our board in February 2004, became Chief Financial Officer in December 2004, and became Senior Executive Vice President in March 2007. In addition, from June 2006 until March 2007, Mr. Kitchen served as acting Chief Executive Officer.

Prior to joining the Company, Mr. Kitchen served for more than 12 years as Chief Financial Officer and a director of Avondale Industries, Inc., one of the nation’s largest shipbuilders, during the period in which it was an independent public company. He also served as Avondale’s President from 1999 until 2002, after Avondale was acquired by Litton Industries, Inc., and then by Northrop Grumman. Following his service at Avondale and before joining the Company, Mr. Kitchen was an investment management consultant.

Mr. Kitchen is very active in community programs and serves on the boards of non-profit and private entities, including Boys Hope, Girls Hope, Jesuit High School, University of New Orleans (“UNO”) Foundation, UNO Research & Technology Foundation, the Business Council of New Orleans and the River Region and formerly served on the boards of the New Orleans Chamber of Commerce and the Catholic Foundation.

Since becoming our President and Chief Executive Officer in April 2011, Mr. Kitchen has been a strong leader for our Company. During the more than six years he served as our Chief Financial Officer, he gained substantial experience with our business and industry and provided significant guidance to our board regarding ways to improve our operations, financial condition, and profitability. His many years of experience handling complex accounting, financial, regulatory, strategic, and organizational matters in a leadership role at Avondale Industries provided him with a broad range of business knowledge and experience. In addition, Mr. Kitchen’s financial and investment management background have made him a key member of our board’s investment committee, which oversees the management of our Company’s sizeable investment portfolio.

2004

Alden J. McDonald, Jr., 68

Alden J. McDonald, Jr. is President, Chief Executive Officer, director, and a founder of Liberty Bank and Trust Co. (“Liberty Bank”), a privately-held bank that is one of the five largest African-American-owned financial institutions in the United States. Since its founding in 1972, Liberty Bank has grown from one New Orleans office to 19 branch offices and loan production offices in six metropolitan areas and six states.

Mr. McDonald has a long record of distinguished service on numerous community non-profit and for-profit boards. He serves as a board member of Ochsner Baptist Medical Center and University Medical Center Management Corporation and on the advisory board of Entergy New Orleans. He is a member of the grants committee of the Baptist Community Ministries, one of the largest private foundations in Louisiana. He has served as a Commissioner of the Port of New Orleans and as Chairman of the New Orleans Chamber of Commerce.

2001

Name and Age	Business Experience, Qualifications, and Skills	Director Since

Mr. McDonald’s participation at our board meetings has provided a valuable diversity of perspective. Including his 39 years with Liberty Bank, Mr. McDonald has been a financial institution and banking entrepreneur for more than 43 years. His extensive banking industry experience provides him with significant knowledge in addressing financial, accounting, and regulatory matters, making him well-suited to serve on our audit committee and compensation committee. His experience leading a large multi-location growing business with a significant focus on serving retail customers has enabled him to share important operational, sales, and marketing insights with our board.

Ronald H. Patron, 67

Ronald H. Patron is a private investor who retired from the Company’s management in 2001 after more than 18 years of service. Mr. Patron first joined the Company in 1983, and was appointed President of the Corporate Division and Chief Financial Officer in 1987. Mr. Patron was elected to the Company’s board in 1991. In 1998, Mr. Patron retired from his board seat and position as President of the Corporate Division, but continued to serve the Company as a consultant and our Chief Administrative Officer until his full retirement in 2001.

Prior to his employment with our Company, Mr. Patron served as Chief Financial Officer and, later, Chief Executive Officer of Enertech, Inc., a publicly-traded company specializing in oil-related services. Mr. Patron was integrally involved in the initial public offering of each of Enertech and our Company. Mr. Patron is involved in numerous charitable and civic endeavors, including the Cystic Fibrosis Foundation.

Mr. Patron’s extensive death care industry experience enables him to make important contributions to our board’s assessments of the challenges and opportunities facing our Company. Having served as our Chief Financial Officer during a period of rapid expansion, Mr. Patron also has considerable experience evaluating acquisition opportunities. His significant public-company financial and accounting expertise makes him an important member of our audit committee and investment committee. Having served on our board for a cumulative total of more than 11 years, he also brings to our board a strong understanding of public company corporate governance and executive compensation matters, providing him with a strong background to serve as Chairman of our compensation committee.

2006

Ashton J. Ryan, Jr., 64

Ashton J. Ryan, Jr., C.P.A., is the President, Chief Executive Officer and Chairman of the Board of First NBC Bank, a community bank he founded in 2006 in the aftermath of Hurricane Katrina to assist in the rebuilding of New Orleans. Mr. Ryan served as President and Chief Executive Officer of First Bank and Trust from October 1998 to July 2005. From July 1998 until October 1998, he served as Vice Chairman of Bank One, Louisiana and Chairman of its New Orleans market. Prior to its acquisition by Bank One in 1998, he served as President and Chief Executive Officer of First National Bank of Commerce, positions he held since 1991.

Mr. Ryan spent the first 20 years of his career with Arthur Andersen and Company, specializing in auditing and consulting for financial institutions.

2004

Name and Age	Business Experience, Qualifications, and Skills	Director Since

Mr. Ryan is very active in community programs and serves on the boards of many non-profit and private entities, including Junior Achievement, the Urban League, and Catholic Charities of New Orleans. Mr. Ryan is a Certified Public Accountant and regularly teaches as an Adjunct Professor at Tulane University’s business school.

Mr. Ryan’s extensive professional and practical experience in accounting and financial matters makes him highly qualified to serve as Chairman of our audit committee and of our investment committee. His experience leading and growing substantial banking organizations has also allowed him to make important contributions to our board’s consideration of operational, sales and marketing matters. His entrepreneurial experience has given him important additional background to evaluate the strategic opportunities available to our Company.

John K. Saer, Jr., 54

John K. Saer, Jr. is a Managing Director of GI Partners, a real estate private equity firm with approximately $5.8 billion of capital under management. Mr. Saer joined GI Partners in November 2010 in conjunction with its appointment as manager and co-investor of CalEast Global Logistics LLC (“CalEast”), an owner/operator of a $3.4 billion industrial real estate platform sponsored by the California Public Employees’ Retirement System. Through his relationship with GI Partners, Mr. Saer serves as Executive Chairman of CenterPoint Properties Trust, the largest holding within the CalEast platform.

Prior to joining GI Partners, Mr. Saer was a partner at Kohlberg Kravis Roberts & Co (“KKR”), a private equity firm with over $50 billion in assets under ownership and management. He joined KKR in 2001 after having spent eight years in senior financial and operational management positions with a KKR portfolio company, KSL Recreation, where he held positions as Vice President of Business Development and Acquisitions and Chief Financial Officer. While at KKR, Mr. Saer served as head of both the industrial and the real estate investing industry groups, and also as a member of the Portfolio Management Committee. Mr. Saer served on the boards of a number of KKR portfolio companies, including Biomet, Aveos, Borden Chemical, KSL Recreation, and KSL Holdings, and served as a member of the audit committees of Biomet, Borden Chemical, and KSL Recreation. Upon his retirement from full-time employment with KKR, Mr. Saer served as a senior advisor to KKR from October 2009 to June 2010.

Mr. Saer has extensive experience in real estate management and finance as well as investment portfolio management, two areas that are of considerable importance to our Company, given our significant real estate holdings and sizeable investment portfolio. Given the substantial operational experience he gained at KSL Recreation, his board roles with KKR portfolio companies often involved an active role in assisting management teams with operational issues. His experience leading, managing and overseeing numerous business enterprises allows him to make meaningful contributions to our board.

2011

Frank B. Stewart, Jr., 76

Frank B. Stewart, Jr. currently serves as the Chairman of our board and is a member of the family that founded the Company. Mr. Stewart joined the family business in 1959 and became President and Chief Executive Officer in 1966. The family business was consolidated as Stewart Enterprises, Inc. in 1970, and, effective with that reorganization, Mr. Stewart became a member of our Company’s board. Mr. Stewart was appointed the board’s Chairman in 1984, overseeing our initial public offering in 1991 and an expansion that has resulted in our current position as the second-largest provider of funeral and cemetery products and services in the death care industry in the United States today. In 2003, after more than 44 years in the business, Mr. Stewart retired from all management positions with the Company, and became Chairman Emeritus. However, Mr. Stewart was appointed Chairman of our board again in April 2007, a position he continues to hold today.

1970

Name and Age	Business Experience, Qualifications, and Skills	Director Since

Mr. Stewart has been a leader in the death care industry throughout his career. He served as President and a director of the Southern Cemetery Association, former President of the Louisiana Cemetery Association, and is a member of the International Cemetery, Cremation and Funeral Association (“ICCFA”). In 2010, the ICCFA honored Mr. Stewart with its Lifetime Achievement Award.

Mr. Stewart is also the Chairman of the Board and sole owner of Stewart Capital, LLC, one of the largest private investment holding companies in the Gulf South. In addition to his business activities, Mr. Stewart has a strong commitment to community service demonstrated by his support of numerous charitable and civic organizations such as the Boy Scouts of America, the National World War II Museum, and the Business Council of New Orleans. He has served on many non-profit boards, including currently the Better Business Bureau, Crimestoppers, World Trade Center, and Navy League, and formerly served for many years on the Tulane University Board of Administrators and the Ochsner Medical Foundation Board, as well as the Boards of the Rotary Club of New Orleans and the Salvation Army.

Mr. Stewart’s more than 50 years of industry and Company experience have given him an in-depth knowledge of industry history, trends and participants, providing him with an excellent background for evaluating strategic opportunities for our Company.

He also has substantial sales, operational and acquisitions experience. As a member of the founding family, he is devoted to continually enhancing our Company’s performance and to maintaining our strong reputation of providing high-quality service to families at their time of need. As our largest shareholder, Mr. Stewart has a keen focus on creating value for all of our shareholders.

Our board unanimously recommends a vote “FOR” each of the nominees listed above.

Director Nominating Process and Considerations

Each year in advance of our annual meeting of shareholders, our corporate governance and nominating committee is responsible for identifying and recommending to our full board of directors for its approval a slate of director nominees to be presented to the shareholders for election. As a part of this process, our corporate governance and nominating committee evaluates the effectiveness of the operation of our board and board committees and reviews the appropriateness of the composition and size of our board and board committees. In considering potential nominees, our corporate governance and nominating committee looks for individuals with the highest personal and professional ethics, integrity, and values, who can commit themselves to representing the long-term interests of all of our shareholders. Nominees must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on our board for an extended period of time. In reviewing the composition of our board and potential nominees, our corporate governance and nominating committee also considers the director independence and committee requirements of the NASDAQ Stock Market LLC (“NASDAQ”) listing rules and all legal requirements. Our board seeks independent directors with a broad diversity of experience, professions, skills, and backgrounds that will enhance the overall quality of the board’s deliberations and decisions. Our corporate governance and nominating committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.

Although the committee has not established specific minimum qualifications for a position on the board of directors, it believes that candidates should have a record of outstanding business or professional achievement, and an impeccable reputation for integrity. The committee also believes that the experience and skills of the board members should be complementary, such that the board as a whole has a broad range of experiences. To identify potential director candidates, the committee primarily has sought suggestions from current board members and their contacts.

The committee will also accept suggestions from shareholders who follow the nomination procedures described below and may seek the assistance of a professional search firm from time to time in the future. The committee gathers such additional information on suggested candidates as it deems relevant, considers which candidates it wishes to pursue further based on the criteria described above, interviews the remaining candidates, deliberates, and then decides which candidate or candidates to recommend to the full board. The committee evaluates candidates suggested by shareholders in the same manner as candidates recommended by all other sources.

This year, the corporate governance and nominating committee reviewed the qualifications of the current directors and unanimously recommended to the board that all seven of them be re-nominated for a new one-year term. Our board unanimously approved this slate of seven director nominees to be submitted for election by our shareholders at the annual meeting.

Our corporate governance and nominating committee and board believe the nominees fulfill the criteria described above. Each of the nominees has a strong and unique background and experience that led our corporate governance and nominating committee to conclude that he should continue to serve as a director of our Company. These qualifications are described individually for each nominee in the table above. Our nominees have experience in a variety of areas important to our Company, such as executive management experience overseeing the operational management of large companies; strategic planning; mergers and acquisitions, finance, investment management, accounting and entrepreneurship; sales and marketing experience; and specific operational experience in the death care industry. Our corporate governance and nominating committee and board believe that these nominees together provide us with the range and depth of experience and capabilities needed to oversee the management of our Company.

Consideration of Candidates Recommended by Shareholders

Our board of directors is open to suggestions from our shareholders on candidates for election to the board. Any shareholder may suggest a nominee by sending the following information to our corporate governance and nominating committee:

•	your name, mailing address, and telephone number;

•	the suggested nominee’s name, mailing address, and telephone number;

•	a statement as to whether the suggested nominee knows that his or her name is being suggested by you, and whether he or she has consented to being suggested and is willing to serve;

•	the suggested nominee’s resume or other description of his or her background and experience; and

•	your reasons for suggesting that the individual be considered.

The information should be sent to the committee addressed as follows: Chairman, Corporate Governance and Nominating Committee, Stewart Enterprises, Inc., 1333 South Clearview Parkway, Jefferson, Louisiana 70121.

A shareholder of record who does not wish to follow the foregoing procedure but who wishes instead to nominate directly one or more persons for election to the board of directors must comply with the procedures established by our articles and bylaws. Pursuant to those procedures, the shareholder may nominate one or more persons for election at a meeting of shareholders only if the shareholder is entitled to vote at the meeting and provides timely notice in writing to our Secretary at our principal office, 1333 South Clearview Parkway, Jefferson, Louisiana 70121. To be timely, a shareholder’s notice must be received at our principal office not less than 45 days nor more than 90 days prior to the meeting; however, if less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received at our principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. The notice must include the following information with respect to each person the shareholder proposes to nominate:

•	the person’s name, age, business address, and residential address;

•	the person’s principal occupation or employment;

•	the class and number of shares of our capital stock of which such person is the beneficial owner (as defined in Rule 13d-3 of the Exchange Act);

•	the person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and

•

any other information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or otherwise would be required, in each case pursuant to Regulation 14A of the Exchange Act.

The notice also must include the following information with respect to the shareholder giving the notice:

•	the name and address of the shareholder; and

•	the class and number of shares of our capital stock of which the shareholder is the beneficial owner (as defined in Rule 13d-3 of the Exchange Act).

If requested in writing by our Secretary at least 15 days in advance of the meeting, the shareholder must disclose to our Secretary, within ten days of the request, whether the person is the sole beneficial owner of the shares held of record by the shareholder; and, if not, the name and address of each other person known by the shareholder of record to claim or have a beneficial interest in the shares.

BOARD OF DIRECTORS

Director Independence

Our board of directors currently consists of seven members. The board has determined that six of our board members — Messrs. Elstrott, McDonald, Patron, Ryan, Saer, and Stewart — are “independent” as defined by NASDAQ listing standards.

In determining the independence of the nominees, the board of directors considered, among other things, certain business relationships among individual nominees. Specifically, the board considered the fact that Mr. Stewart is an investor in First NBC Bank, of which Mr. Ryan is the Chairman of the Board, President and Chief Executive Officer and from which Mr. Stewart has secured a line of credit.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are presently held by two different individuals, namely Mr. Stewart and Mr. Kitchen, respectively. The board believes that this is the most appropriate leadership structure for the Company at this time. The principal responsibility of the Chief Executive Officer is to manage the business. The principal responsibilities of the Chairman of the Board are to manage the operations of the board of directors and its committees and provide counsel to the Chief Executive Officer on behalf of the board.

Board Meetings and Director Attendance

During the fiscal year ended October 31, 2011, our board held eight meetings. Each director attended 75% or more of the aggregate number of meetings of the board of directors and committees of which he was a member that were held during the period in which he served.

It is the policy of our board that directors are strongly encouraged to attend all annual shareholder meetings. All of our directors attended the 2011 annual meeting of shareholders.

In discharging their responsibilities, the board and board committees may invite persons who are not directors to participate in their meetings. These advisors may include the Company’s chief financial officer, internal auditor and independent accountants, the Company’s outside legal counsel, members of management or other internal staff, or consultants. Mr. John McNamara, financial advisor to Mr. Stewart, sometimes participates in board and committee meetings at the invitation of the board, subject to a confidentiality agreement. Mr. McNamara is not a member of the board of directors, is not compensated by the Company, and participates only in his capacity as advisor to Mr. Stewart.

Role of the Board in Risk Oversight

Our Company’s management is responsible for identifying, assessing, and managing our Company’s exposure to risk. Our board plays an important role in overseeing management’s performance of these duties.

As reflected in our Code of Business Conduct and Ethics, our board seeks to establish a “tone at the top,” communicating our board’s strong commitment to ethical behavior and compliance with the law. Our board regularly includes agenda items at its meetings relating to risk and discusses with management a range of topics relating to risk management, including regulatory obligations, litigation, disaster recovery and business continuity planning, insurance, and operational matters. Further, our board oversees the strategic direction of our Company and monitors the management of risks that impact our strategic goals. The material risks to our business identified by the Company are reviewed by the board and included in our filings with the SEC under the heading “Risk Factors.”

While risk oversight is a full board responsibility, we also empower our board committees to address risk oversight in their respective areas. For example, our audit committee regularly reviews our disclosure controls and procedures and internal controls over financial reporting and other legal and regulatory matters affecting our Company. Our audit committee also discusses our major financial risk exposures and steps management has taken to monitor and control these exposures. Our Director of Internal Audit reports to, and regularly meets in executive session with, our audit committee. In addition, our investment committee oversees the management of risks associated with our trust fund investments and, as discussed in greater detail below under “Composition and Role of Board Committees – Compensation Committee,” our compensation committee is responsible for assessing risks related to compensation.

As an example of our board’s involvement in risk oversight, in early 2008, at the direction of the audit committee, our internal audit department performed a comprehensive risk assessment of our Company. The assessment included surveys sent to senior managers followed by a meeting of senior managers at which the risks were identified, discussed, evaluated, and ranked according to potential impact and likelihood of occurrence. Risk categories included financial and non-financial risks, including, but not limited to, operational and competitive risks. The results of the process were discussed with the committee and the full board and were used among other things to help focus management planning and formulate the Company’s internal audit plan. The surveys have been updated each year in order to capture any changes in assessment of risks and to identify new risks.

Communicating with Directors

Our board of directors has adopted a procedure for shareholders to communicate with our directors. Any shareholder wishing to do so may write to the board of directors at the Company’s principal business address, 1333 South Clearview Parkway, Jefferson, Louisiana 70121. Any shareholder communication so addressed will be delivered unopened to the director to whom it is addressed or to the Chairman of the Board if addressed to the board of directors.

Availability of Corporate Governance Materials

You may access our articles of incorporation, our bylaws, our Code of Business Conduct and Ethics, and the charters for the audit, compensation, and corporate governance and nominating committees on our website at www.stewartenterprises.com. You may also request printed copies, which will be sent to you without charge, by writing to us in care of the Secretary, Stewart Enterprises, Inc., 1333 South Clearview Parkway, Jefferson, Louisiana 70121.

COMPOSITION AND ROLE OF BOARD COMMITTEES

Our board currently has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee, and an investment committee. Each committee is comprised entirely of independent non-management directors with the exception of the investment committee, on which Thomas M. Kitchen serves. In addition, each of the audit, compensation, and corporate governance and nominating committees is governed by a written charter that is reviewed annually and approved by the full board. A copy of each of these charters may be obtained on our website or by mail as described in “Board of Directors – Availability of Corporate Governance Materials.”

The current members of each committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2011:

Board Committee
Director	Audit	Compensation	Corporate Governance and Nominating	Investment
Thomas M. Kitchen				X
John B. Elstrott, Jr.	X	X	X
Alden J. McDonald, Jr.	X	X	X
Ronald H. Patron	X	Chairman	X	X
Ashton J. Ryan, Jr.	Chairman		X	Chairman
John K. Saer, Jr.		X	X	X
Frank B. Stewart, Jr.			Chairman
Number of Meetings in 2011	5	6	2	4

Audit Committee

The audit committee oversees our Company’s accounting and financial reporting processes and the audit of our financial statements on behalf of our board. Management has the primary responsibility for the financial statements as well as the accounting and financial reporting processes, including the system of disclosure controls and procedures and internal controls over financial reporting.

The audit committee is also responsible for any audit committee reports the SEC requires us to include in our proxy statements. In this proxy statement, the requisite report may be found under the heading “Audit Committee Report.”

All members of the audit committee are independent, as independence for audit committee members is defined in NASDAQ listing standards and applicable SEC rules. The board has determined that three of the four committee members – Messrs. Ryan, Elstrott, and Patron – qualify as “audit committee financial experts,” as defined by SEC rules.

Compensation Committee

The purpose of the compensation committee is to assist the board in discharging its responsibilities relating to executive and director compensation. The committee has the sole authority to set annual compensation amounts and annual incentive plan criteria for executive officers, approve any contract under which compensation is awarded to an executive officer, and make awards to executive officers under our stock compensation plans. At least annually, the compensation committee also recommends to the board for its approval a compensation policy for non-employee members of the board. The committee is also responsible for the oversight of succession planning for key positions of the Company.

All members of the compensation committee are independent, as independence for compensation committee members is defined in NASDAQ listing standards, and each is a non-employee director as defined in Rule 16b-3 of the Exchange Act. In addition, all members of the committee are “outside directors” as defined in the regulations promulgated under Internal Revenue Code Section 162(m) (“Section 162(m)”), with the exception of Mr. Patron because he is a former officer of our Company.

The compensation committee’s charter allows it to delegate its authority to subcommittees of the committee, as it deems necessary or appropriate. In June 2011, the compensation committee formed a special subcommittee, the incentive awards subcommittee, which is responsible for administering certain incentive plans, including granting incentive awards intended to qualify for the “performance-based compensation” exception of Section 162(m). Under the subcommittee’s charter, its authority includes establishing and certifying any performance goals for, and granting incentive awards under, those plans. The members of the subcommittee consist of each of the compensation committee members (Messrs. Elstrott, McDonald, and Saer) who meet all three independence criteria for compensation committee members (NASDAQ’s listing standards, Rule 16b-3 of the Exchange Act, and Section 162(m)). Mr. McDonald currently serves as chairman of the subcommittee, which has made all decisions regarding awards intended to qualify as “performance-based compensation” since its establishment in June 2011.

In past years, the compensation committee has engaged Towers Watson (previously Towers Perrin) as its compensation consultant to provide information on executive and director compensation levels of similar companies for purposes of assuring that compensation is set at appropriate levels and that its compensation practices are reasonable and appropriate. The compensation committee last engaged Towers Watson in fiscal 2007. In fiscal 2011, the compensation committee engaged Ernst & Young LLP to assist in its review of compensation matters for fiscal 2012. For more information regarding the processes used by the compensation committee to determine executive compensation, see the section titled “Compensation Discussion and Analysis” below.

Risk Review of Compensation. The compensation committee performs an annual risk assessment of our Company’s compensation programs. In connection with the committee’s most recent such assessment, management inventoried our compensation programs and provided the inventory and a description of each plan to the committee. Management identified the elements of our compensation programs that could incentivize risk and reported to the compensation committee its assessment of those risks and mitigating factors particular to each risk. The compensation committee considered management’s analysis and report and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. Some of the factors considered by the committee include:

•	the Company’s cash/equity mix provides an appropriate balance between short-term and long-term risk and reward decisions;

•	our annual incentive plans contain several different corporate performance metrics, and adjustments may only be made for certain pre-approved items;

•	our annual incentive plans include payout caps and a qualitative performance review for each participant;

•

with regard to commissions paid to our sales team (exclusive of sales funded by life insurance), such commissions are paid only when the principal amount of the sale is collected, and there are provisions to “charge back” the commission to the salesperson if the sale is subsequently cancelled prior to collecting 25% of the principal;

•	equity grants contain a mix of options and performance-based restricted stock; and

•	we have adopted a Compensation Recovery Policy and Stock Ownership Guidelines for executives.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is responsible for corporate governance and the identification and recommendation to the full board of directors of candidates for nomination or re-nomination to the board of directors. The committee will consider candidates recommended by shareholders who follow the procedures described above under the caption “Election of Directors – Consideration of Candidates Recommended by Shareholders.”

All members of the corporate governance and nominating committee are independent, as independence for nominating committee members is defined in NASDAQ listing standards.

Investment Committee

The investment committee is responsible for assisting our board in its oversight of Investors Trust, Inc. (“ITI”), our wholly-owned subsidiary and an investment advisor registered with the SEC. ITI serves as investment advisor for our investment portfolio comprising our preneed funeral and cemetery merchandise and services trust and escrow accounts and our cemetery perpetual care trust and escrow accounts. As of October 31, 2011, ITI managed assets with a market value of approximately $791.7 million.

All of the members of the investment committee are independent, with the exception of Mr. Kitchen, who currently serves as our President and Chief Executive Officer.

DIRECTOR COMPENSATION

Overview

The compensation committee of our board of directors is responsible for reviewing and recommending director compensation to the full board for its approval. Currently, we pay our non-employee directors a mix of cash (consisting of an annual retainer and committee and chairmanship fees) and stock (shares of Class A common stock granted with a hold-until-retirement requirement). The director compensation policy was most recently revised in September 2010 to decrease cash compensation by $10,000 and increase stock compensation by the same amount. We do not provide any perquisites or retirement benefits to our non-employee directors.

Cash Compensation

The cash compensation paid to our non-employee directors consists of an annual retainer for board and committee service, plus an annual retainer for service as chair of certain committees or the full board. The schedule of retainers currently paid to our non-employee directors is as follows:

Position	Annual Retainer for Membership ($)	Additional Retainer for Service as Chair ($)
Board of Directors	50,000	30,000
Audit Committee	12,500	15,000
Compensation Committee	10,000	7,500
Corporate Governance & Nominating Committee	10,000	—
Investment Committee	10,000	—

The aggregate cash compensation paid to each non-employee director for fiscal 2011 is reported in the next table.

Stock Compensation

Over the past few years, the board has sought to increase the percentage of a director’s compensation that is received as equity. In September 2010, the compensation committee recommended, and the board approved, revisions to our non-employee director compensation policy to ensure that a substantial portion of each non-employee director’s annual compensation is equity-based. Beginning in fiscal 2011, each non-employee director receives, in addition to the annual cash retainers, a $95,000 annual equity retainer on the first business day of the Company’s fiscal year. Each non-employee director is permitted to elect to receive a maximum of 40% of that amount in cash to cover the related taxes (thus each would receive a minimum of 60% of the equity retainer in shares of our Class A common stock). The number of shares is determined by the closing price on the last trading day of the immediately-preceding fiscal year. The shares granted as director compensation are unrestricted, except that a director is not permitted to sell or transfer any shares he received as compensation until his board service ends.

Director Stock Ownership Policy

The compensation committee has a long-standing policy requiring that each non-employee director own common stock of the Company with a value equal to at least five times the amount of the annual cash retainer within five years after joining the board. Once a non-employee director has achieved the target level of stock ownership, the director should maintain at least that level of ownership for the duration of his service as a non-employee director. As of October 31, 2011, each of our non-employee directors who has served for five or more years was in compliance with the policy. Because they were first elected in fiscal 2011, Messrs. Elstrott and Saer each have until April 7, 2016 to comply with the policy.

Director Compensation Table – Fiscal 2011

The table below details all compensation the Company paid to our non-employee directors for the fiscal year ended October 31, 2011. Messrs. Kitchen and Crawford, who were employed during the fiscal year by the Company as executive officers, did not receive any additional compensation for their service as directors.

Fiscal 2011 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(1) ($)	Other ($)		Total ($)
John B. Elstrott, Jr.(2)	46,812	—	—		46,812
Alden J. McDonald, Jr.	96,753	80,747	—		177,500
James W. McFarland(3)	38,097	95,000	—		133,097
Ronald H. Patron	130,432	56,998	—		187,430
Michael O. Read(3)	59,675	71,245	—		130,920
Ashton J. Ryan, Jr.	135,502	56,998	—		192,500
John K. Saer, Jr.(2)	45,393	—	—		45,393
Frank B. Stewart, Jr.	90,000	95,000	1,711	(4)	186,711

(1)

Amounts in the “Fees Earned or Paid in Cash” column represent the aggregate cash retainers for board and committee service, plus the portion of the annual equity retainer the director elected to receive in cash. Amounts in the “Stock Awards” column represent the aggregate grant date fair value of all equity compensation paid to our directors in fiscal 2011, computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each non-employee director serving on our board at the beginning of the fiscal year received an aggregate $95,000 annual equity retainer and was permitted to elect to receive up to 40% of that retainer in cash to cover the associated tax liability. The following table provides information on each such director’s election, including what portion of his equity retainer was paid in cash and in equity:

Name	Equity/Cash Split Election	Paid in Cash (included in “Fees Earned or Paid in Cash”) ($)	Paid as Equity (included in “Stock Awards”) ($)	Shares Received (#)
John B. Elstrott, Jr.	n/a	n/a	n/a	n/a
Alden J. McDonald, Jr.	85%/15%	14,253	80,747	14,549
James W. McFarland	100% equity	—	95,000	17,117
Ronald H. Patron	60%/40%	38,002	56,998	10,270
Michael O. Read	75%/25%	23,755	71,245	12,837
Ashton J. Ryan, Jr.	60%/40%	38,002	56,998	10,270
John K. Saer, Jr.	n/a	n/a	n/a	n/a
Frank B. Stewart, Jr.	100% equity	—	95,000	17,117

The number of shares of Class A common stock actually issued to each non-employee director was determined by the closing price on the last trading day of fiscal 2010 ($5.55/share as of October 29, 2010). As a condition of the grant, each recipient is required to retain all of these shares until he ceases to serve on the board. For Messrs. McFarland and Read, each of whom retired from the board at the 2011 annual meeting, this restriction was removed on April 7, 2011, the date of the annual meeting.

(2)

Messrs. Elstrott and Saer were first elected to our board at our 2011 annual meeting, and therefore neither received an equity award for fiscal 2011. Their annual cash retainers were prorated for the portion of the fiscal year each served on our board.

(3)

Messrs. McFarland and Read retired from our board effective with the election of their successors at our 2011 annual meeting. Their annual cash retainers were prorated for the portion of the year each served on our board.

(4)

Represents amounts the Company paid during fiscal 2011 on a life insurance policy insuring the life of Mr. Stewart for the benefit of his spouse. This payment was approved by both the audit and the compensation committees.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(“SAY-ON-PAY VOTE”) (PROPOSAL 2)

We are seeking shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules. This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. Shareholders are asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Named Executive Officers as disclosed in the proxy statement for the Company’s 2012 annual meeting of shareholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission is hereby APPROVED.

We understand that executive compensation is an important matter for our shareholders. Our core executive compensation philosophy and practice continue to be based on pay for performance, and we believe that our compensation program is strongly aligned with the long-term interests of our shareholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this proxy statement – our CD&A (including its executive summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

While this say-on-pay vote is not binding, our compensation committee and board will review the voting results and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. We invite shareholders who wish to communicate with our board on executive compensation or any other matters to contact us as provided under “Board of Directors – Communicating with Directors.”

Approval of this proposal requires the affirmative vote of the holders of at least a majority of the voting power present in person or represented by proxy and entitled to vote on the proposal at the annual meeting. See “Other Matters – Quorum and Voting of Proxies.”

Our board unanimously recommends that you vote to approve the compensation of our Named Executive

Officers as disclosed in this proxy statement by voting “FOR” this proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during our 2011 fiscal year to individuals who served as our Chief Executive Officer or Chief Financial Officer during the year, and to our three other most highly-compensated executive officers (our “Named Executive Officers” or “NEOs”). Our fiscal 2011 Named Executive Officers are:

•	Thomas M. Kitchen, our current President and Chief Executive Officer, who served as our Chief Financial Officer until April 7, 2011;

•	Lewis J. Derbes, Jr., our Senior Vice President, Treasurer, and current Chief Financial Officer;

•	Kenneth G. Myers, Jr., our Executive Vice President of Operations and Sales;

•	Lawrence B. Hawkins, an Executive Vice President of the Company and President of our subsidiary, Investors Trust, Inc.;

•	G. Kenneth Stephens, Jr., our Senior Vice President – Eastern Division; and

•	Thomas J. Crawford, who served as our President and Chief Executive Officer until April 7, 2011.

In this CD&A, we first provide an “Executive Summary” of our actions and highlights from the 2011 fiscal year. We next explain the principles that guide our compensation committee’s executive compensation decisions in “Compensation Philosophy and Objectives”. We then describe the committee’s “Process of Setting Compensation”, including any supporting role played by the Named Executive Officers themselves. Finally, we discuss in detail each of the “Compensation Components”, which includes, for each component, a design overview as well as the actual results yielded for each Named Executive Officer in fiscal 2011.

Executive Summary

Our Company is the second largest provider of funeral and cemetery products and services in the death care industry in the United States. We own and operate funeral homes and cemeteries in 24 states within the United States and in Puerto Rico. Our core business consists of selling cemetery property and funeral, cremation, and cemetery products and services both at the time of need and on a preneed basis. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended October 31, 2011.

Overview of Fiscal 2011

Fiscal 2011 was our best fiscal year in the past three years, measured by the highest net earnings and earnings per share (“EPS”), the highest increase in same-store funeral calls and the highest annual cemetery property sales, and the lowest corporate and general administrative costs. Our Company’s financial and operational accomplishments for fiscal 2011 also include the following:

•	maintained a strong balance sheet, with $66.4 million of cash and marketable securities on hand at fiscal year-end;

•	increased revenues across all of our core revenue streams, with a 3% increase in overall revenue;

•	settled the Company’s litigation related to Hurricane Katrina damages for $12.4 million before taxes;

•	generated strong operating cash flow of $86.8 million;

•	increased the dividend on our Class A and Class B common stock by 17%;

•	repurchased approximately 5% of our Class A common stock through our stock repurchase program and increased the program by $50 million;

•	invested $9 million in acquisitions throughout the year;

•

refinanced our outstanding $200 million 6.25% senior notes due 2013 with $200 million 6.50% senior notes due 2019 and refinanced our revolving credit facility, thereby increasing capacity and extending our debt maturities on favorable terms;

•	implemented a change in management structure to better integrate sales and operations by eliminating silos; and

•	expanded our cremation garden initiative.

2011 Executive Compensation Program Highlights

As discussed in greater detail below, our executive compensation program is designed to ensure appropriate linkage between executive pay, Company performance, and shareholder results. Some highlights of our compensation program include:

•

High Percentage of Executive Compensation is Performance-Based. At least half of each Named Executive Officer’s target total direct compensation (base salary, target annual incentive, and equity incentive awards) is performance-based, meaning that it must be earned on the basis of corporate and individual performance goals (in the case of the annual incentive award opportunity) or its future value, if any, is contingent upon the future performance of the Company’s common stock. For Mr. Kitchen, our current Chief Executive Officer, over 70% of his target total direct compensation is performance-based. We consider all of our equity awards (time vested options plus performance-based restricted stock) to be performance-based.

•

Pay-for-Performance Meant Forfeiture of Performance-Based Restricted Shares Granted in Prior Years. As shown in the table entitled “Equity Awards Forfeited in Fiscal 2011,” a large number of shares of restricted stock granted in prior years were forfeited as the underlying performance metrics were not met. Together, our five Named Executive Officers (not including Mr. Crawford, who retired during the fiscal year) forfeited over $1.4 million in restricted stock. Upon his retirement, Mr. Crawford forfeited over $1.6 million in unvested performance-based restricted stock.

•

Fiscal 2011 Compensation Paralleled Fiscal 2011 Corporate Performance. Executive compensation paid to our Named Executive Officers in fiscal 2011 increased in tandem with our fiscal 2011 corporate performance, as our committee put greater emphasis on the performance-based elements (increasing the amount of equity awarded to each officer) and the corporate performance metrics of our annual incentive plan paid out between target and maximum performance.

•

Modest Perquisites and No Tax Gross-Ups. Over the past few years, we have been phasing out executive perquisites; new executive officers are not entitled to receive any perquisites that are not generally available to all employees. However, we do provide a few modest perquisites to certain long-serving executives – Messrs. Kitchen, Hawkins, and Stephens each receive a flat $5,000 toward the executive’s health and dental insurance premiums, as well as reimbursements for automobile allowances, spousal travel costs, and club memberships approved on a case-by-case basis. We do not pay tax gross-ups on any perquisites, nor do we have any contractual commitments to pay excise tax gross-ups to any of our executives.

•

Our Executives Are Subject to a Clawback Policy and Stock Ownership Guidelines. Any incentive compensation paid to our executives is subject to our Compensation Recovery Policy (the “Clawback Policy”), and executives are expected to comply with our Stock Ownership Guidelines within five years of becoming subject to those guidelines (4x salary for our Chief Executive Officer, and 3x salary for other executive officers whose base salary exceeds $250,000).

Management and Organizational Changes in Fiscal 2011

Our management team experienced two major organizational changes during fiscal 2011. First, following the end of the 2010 fiscal year, Mr. Crawford, who was then serving as our President, Chief Executive Officer, and a member of our board, informed the board of his intention to retire from all positions effective as of the 2011 annual meeting. The board appointed Mr. Kitchen, who had been our Senior Executive Vice President and Chief Financial Officer and a board member, as our new President and Chief Executive Officer effective with Mr. Crawford’s retirement, and Mr. Derbes, who had been our Senior Vice President of Finance, Secretary and Treasurer, to succeed Mr. Kitchen as our Chief Financial Officer. Mr. Kitchen continues to serve as a director. To assist with an orderly transition, Mr. Crawford served as a consultant to us for a sixty-day transition period following his retirement, and was paid a total of $62,000 for those services.

Second, in August 2011, we announced changes to our management organizational structure designed to better integrate the Company’s operations and sales activities. Mr. Myers, formerly Senior Vice President of Operations, was promoted to the newly-created position of Executive Vice President of Operations and Sales. In addition to the consolidation of operations and sales, we divided our operations into two divisions, Eastern and Western. Mr. Stephens, who had previously served as Senior Vice President of Sales, was reassigned to the position of Senior Vice President – Eastern Division, reporting directly to Mr. Myers.

Compensation Philosophy and Objectives

The compensation committee is responsible for designing, implementing, and administering a compensation program for executive officers. The committee seeks to increase shareholder value by adhering to the following core executive compensation objectives:

•	providing a total compensation opportunity that is competitive with similarly-sized, general industry companies and death care industry companies with which we compete for talent;

•	managing fixed costs by combining a more conservative approach to base salaries and benefits with an emphasis on performance-dependent, short- and long-term incentives;

•	providing compensation commensurate with the level of success achieved;

•	recognizing and rewarding the achievement of corporate performance goals as well as individual performance; and

•	aligning the interests of executives with those of our shareholders by emphasizing long-term, performance-dependent incentives.

Consistent with our pay-for-performance philosophy and because executive officers are in a position to directly influence the overall performance of the Company, a significant portion of executive compensation is delivered in the form of performance-dependent annual and long-term incentive programs. The level of performance-dependent compensation may vary for each executive based on level of responsibility, market practices, and internal equity considerations. However, the committee’s general goal is that approximately 50% to 70% of total potential compensation be performance-dependent, depending upon the level of responsibility of the executive.

Process of Setting Compensation

The Compensation Committee’s Role

The committee is responsible for approving the Company’s executive compensation framework as well as making compensation decisions for individual executive officers. In setting the executive compensation program for fiscal 2011, the committee reviewed the 2010 compensation program for the executive officers. The committee’s analysis of the fiscal 2010 compensation mix and pay levels led to the committee’s conclusion to maintain the same compensation components but to increase the amount of equity compensation awarded, and, therefore, the overall pay levels for fiscal 2011, in order to increase each officer’s percentage of performance-based pay.

When making compensation decisions for individual executive officers, the committee considers many factors, including:

•	the individual’s role and responsibilities, performance, tenure, and experience;

•	the performance of the Company overall;

•	the individual’s historical compensation, equity holdings, realized gains on past equity grants, and vested retirement benefits; and

•	comparisons to other executive officers of our Company.

The committee evaluates the performance of the Chief Executive Officer and considers the evaluations of the other Named Executive Officers on an annual basis following the close of each fiscal year. Although these performance evaluations are most closely connected to the qualitative portion of the officer’s annual incentive award, the committee considers individual performance in evaluating the appropriateness of the officer’s base salary specifically and compensation package as a whole.

In June 2011, the committee, as permitted by its charter, created a subcommittee – the incentive awards subcommittee – that is responsible for the administration of our incentive plans to the extent the committee intends awards under those plans to qualify for treatment as “performance-based compensation” for purposes of Section 162(m). For more information, please see “Role and Composition of Board Committees – Compensation Committee.”

The Role of Management and Other Directors

Our Chief Executive Officer is responsible for completing the evaluations of Messrs. Derbes and Myers; Mr. Myers is responsible for evaluating Mr. Stephens, who is his direct report; and our Chief Financial Officer is responsible for completing the evaluation of Mr. Hawkins, who is his direct report, with responsibility for managing our investment portfolios. The committee reviews each of these evaluations, and consults with the executive responsible for the evaluation and other independent directors, as it deems appropriate. The committee then makes compensation decisions for the individual executives on the basis of those evaluations and discussions.

To review our Chief Executive Officer’s performance, the committee reviews his self-evaluation and consults with the other independent directors. Our Chief Executive Officer is not present when the committee meets to evaluate his performance and determine his compensation.

The Role of Compensation Consultants

The compensation committee has sole authority over the selection, use, and retention of any compensation consultant engaged to assist the committee in discharging its responsibilities. Prior to this year, the committee last engaged Towers Perrin (now Towers Watson) in 2007. Considering the significant board and management changes during the 2011 fiscal year, and because it has been almost five years since the last comprehensive review by an outside consultant, the committee engaged Ernst & Young LLP to assist with its compensation review and decision-making for fiscal 2012. Ernst & Young has no other relationship with the Company.

Consideration of Say-on-Pay Vote Results

At our 2011 annual meeting, we held our first non-binding shareholder advisory vote on executive compensation (“say-on-pay”). Our shareholders overwhelmingly approved our fiscal 2010 executive compensation, with more than 98% of voting shareholders casting their vote in favor of the say-on-pay resolution. Because most of the significant fiscal 2011 compensation decisions had already been made at the time of the vote, the committee primarily considered the results of the 2011 say-on-pay vote along with other factors when making executive compensation decisions for fiscal 2012. In making executive compensation decisions for fiscal 2012, the committee’s main considerations included our shareholders’ strong support for our executive compensation program, the committee’s satisfaction with the fiscal 2011 pay mix and levels, and information provided by the committee’s newly-retained compensation consultant. As a result, the committee generally decided to maintain the fiscal 2011 pay mix and levels for fiscal 2012, except for a few base salary adjustments to maintain certain executive officers’ salaries at a competitive level.

Employment Agreements

Mr. Kitchen is the only Named Executive Officer who has an employment agreement with the Company, which was entered into in February 2011 in connection with his promotion to President and Chief Executive Officer. The agreement is described in “Executive Compensation – Employment Agreements.”

Compensation Components

The three key elements of our executive compensation program, which we view as each executive’s “total direct compensation,” are: base salary, an annual incentive award opportunity, and long-term equity incentive awards. Each of these three elements is designed to support one or more of our core compensation objectives, as described below:

Pay Component	Related Core Compensation Objectives	Description and Relation to 2011 Performance	Percentage of 2011 Target Total Direct Compensation*
Base Salary (cash)	• providing competitive compensation opportunity • conservative approach helps to manage fixed costs	not performance-based; rather, based on each executive’s role, responsibilities, performance, tenure, and experience	CEO: 29% CFO: 42% Other NEOs: 46%
Annual Incentive Award (cash or stock at discretion of committee, but usually paid in cash)

•  providing compensation commensurate with level of success achieved

•  emphasis on performance-dependent incentives by recognizing and rewarding achievement of annual corporate performance and individual performance goals

Corporate Performance: rewards achievement of goals related to revenue, earnings per share, and free cash flow and, for those executives most closely involved in operations and sales, gross profit

Trust Portfolio Performance (applicable to Mr. Hawkins, who manages our trust portfolios): rewards portfolio performance as measured against pre-determined benchmarks

Individual Performance: rewards achievement of individual performance objectives, but percentage payout is scaled based on achievement of overall corporate performance objectives (EPS and free cash flow); maximum 25% of individual portion may be granted at committee’s discretion if thresholds for EPS and free cash flow are not met

CEO: 22% CFO: 20% Other NEOs: 23%
Long-Term Equity Incentives (time-vested options and performance-based restricted stock)

•  providing compensation commensurate with level of success achieved

•  providing competitive compensation opportunity

•  aligning executives’ interests with those of shareholders through an emphasis on long-term, performance-dependent equity incentives

Options: value tied to increase in share price after date of grant

Performance-Based Restricted Stock: vesting of the 2011 restricted stock awards is contingent upon achievement of gradually-increasing share price targets during the three fiscal years following grant

CEO: 49% CFO: 38% Other NEOs: 32%

*	Includes all three components (actual salary paid in 2011, annual incentive award, and long-term equity incentive). The annual incentive award is calculated using a target payout (actual salary paid in 2011 multiplied by target opportunity, as shown in the next table), while the equity awards are valued at their grant date fair value for accounting purposes as disclosed and described in the accompanying compensation tables. Because Mr. Crawford retired from our Company in the middle of the fiscal year, his compensation information is not included in these calculations. The Chief Executive Officer (“CEO”) data reflects the compensation mix of Mr. Kitchen, while the Chief Financial Officer (“CFO”) data reflects the compensation mix of Mr. Derbes.

In addition to these main components, we offer our executive officers retirement benefits in the form of a Supplemental Executive Retirement Plan (the “SERP”) and a Deferred Compensation Plan (“Deferred Compensation Plan”), modest perquisites, and certain change of control and termination protections. Each component is discussed in greater detail below, with a focus on both component design and results yielded during 2011.

Base Salary

Design – Our philosophy traditionally has been that base salaries should meet the objectives of attracting and retaining the executive officers needed to successfully manage the business. More recently, as the committee has sought to allocate more compensation to the performance-dependent elements of the total compensation package, it has made few increases to a Named Executive Officer’s base salary absent a significant change in responsibilities or other unusual circumstances.

Results – After reviewing fiscal 2010 base salaries, which had been unchanged for two fiscal years except in the case of promotions, the committee approved certain modest cost-of-living increases to the base salaries of each of the Named Executive Officers except Messrs. Kitchen and Crawford, effective January 29, 2011. For each eligible Named Executive Officer, this increase was approximately 2.25% of the officer’s previous salary.

The committee had not originally intended to increase the salary of either of Messrs. Kitchen or Crawford. However, Mr. Crawford announced his intention to retire shortly after these increases were approved, and the board appointed Mr. Kitchen as his successor. In connection with this promotion, the committee approved an increase in Mr. Kitchen’s annual base salary from $400,000 to $600,000 (the then-current salary of Mr. Crawford), and increased Mr. Derbes’ base salary from $194,249 to $300,000 in connection with his promotion to Chief Financial Officer. These salary increases for each of Messrs. Kitchen and Derbes were effective on January 29, 2011, the day after their appointments were approved. Because of the substantial increase in responsibilities assigned to Mr. Derbes, the committee has agreed that, contingent upon Mr. Derbes’ continued satisfactory performance, it will increase his base salary by $25,000 per year during fiscal 2012 and fiscal 2013. Mr. Crawford continued to receive his regular salary until his retirement on April 7, 2011, and, following his retirement, assisted the Company in making a smooth transition during a two-month consulting period, for which he received a total of $62,000.

Finally, in August 2011, the committee re-evaluated the base salaries of each of the officers whose role changed as a result of the management reorganization. The committee increased Mr. Myers’ salary from $357,875 to $400,000 and adjusted Mr. Stephens’ base salary from $357,875 to $325,000, in connection with their new responsibilities.

Annual Incentive Award

Design – The annual incentive plan is designed to align executive officer pay with annual Company performance based on the achievement of pre-established corporate performance objectives. The annual incentive also contains an individual performance component based upon individual business objectives and a qualitative review of performance; however, the potential payout of that component depends upon the level at which certain corporate performance objectives were achieved. Our annual incentive plan does not permit the committee to increase the quantitative portion of the award, although certain pre-established adjustments to the corporate performance metrics are permitted.

For fiscal 2011, the annual incentive award opportunities for each Named Executive Officer were set as follows:

2011 Annual Incentive Award Opportunity as a Percentage of Base Salary(1)
Named Executive Officer	Threshold (40% of Target Opportunity)	Target Opportunity	Maximum (200% of Target Opportunity)
Thomas M. Kitchen(2)	31%	78%	156%
Lewis J. Derbes, Jr. (2)	19%	47%	93%
Kenneth G. Myers, Jr.	20%	50%	100%
Lawrence B. Hawkins	20%	50%	100%
G. Kenneth Stephens, Jr. (3)	19%	48%	96%

(1)

Three of our Named Executive Officers (Messrs. Kitchen, Derbes, and Stephens) had their maximum annual incentive opportunity adjusted during the 2011 fiscal year (see notes 2 and 3). For each, his threshold, target, and maximum annual incentive opportunities for fiscal 2011 reflect a blended rate based on the number of days of the fiscal year the particular incentive opportunity was in effect. Mr. Crawford is not included in this chart as he retired from the Company on April 7, 2011. Therefore, although the committee established award percentage opportunities for him early in the fiscal year (threshold – 32%, target – 80%, maximum – 160%), he was neither eligible for, nor did he receive, any annual incentive payout for fiscal 2011.

(2)

Effective January 29, 2011, Mr. Kitchen’s maximum annual incentive opportunity was increased from 140% to 160% of base salary and Mr. Derbes’ maximum annual incentive opportunity was increased from 60% to 100% of base salary. These increases were approved by the committee in connection with the promotion of Mr. Kitchen to President and Chief Executive Officer and Mr. Derbes to Chief Financial Officer.

(3)	In connection with his appointment as Senior Vice President – Eastern Division in August 2011, Mr. Stephens’ maximum incentive award opportunity was reduced from 100% to 80% of his base salary.

Results that fall between the threshold, target, and maximum levels are pro-rated. If a Named Executive Officer’s salary is adjusted during the fiscal year, the committee uses a blended salary figure to calculate any annual incentive payout to that executive, based on the number of days he was receiving each salary. Consistent with past practice, the committee’s goal is that the threshold level should be achievable with a probability of 80% and the target level with a probability of 40-50%, while the maximum level should have a very low probability of achievement, approximately 10%.

Setting the Metrics – The committee uses the following factors, among others, in determining the annual performance criteria and target performance levels: analysts’ forecasts and current market conditions; an analysis of the financial measures on which the committee wants to focus executive attention and effort; Company, subsidiary, and individual performance in the prior fiscal year; the Company’s budget and range of projections for the upcoming fiscal year; and ongoing strategic initiatives. The committee also receives input from the Chief Executive Officer and the Chief Financial Officer and reviews the approved operating plan for the upcoming fiscal year. The committee meets with the Chief Executive Officer and Chief Financial Officer to review and discuss extensively the various quantitative performance metrics and the probabilities and risks in achieving these metrics. Finally, the committee meets in executive session to finalize the plan, including approving as adjustments to annual incentive calculations certain categories of unusual items that would not be included in the Company’s budget, as those items are deemed to be outside the control of the executives.

In deciding what weight to assign the various performance criteria in a particular executive’s annual incentive opportunity, the committee also considers which criteria are within the particular executive’s realm of responsibility and how use of a given criterion may incentivize the executive’s performance for the next year. For fiscal 2011, the committee set the corporate, trust portfolio, and individual performance portions for each Named Executive Officer as follows:

Percentage Allocation of Performance Criteria to Annual Incentive Plan Participants(1)

Named Executive Officer	Corporate Performance Criteria				Trust Portfolio Performance	Individual Performance
	Revenue	EPS	Free Cash Flow	Gross Profit
Thomas M. Kitchen	20%	30%	30%	n/a	n/a	20%
Lewis J. Derbes, Jr.	20%	30%	30%	n/a	n/a	20%
Kenneth G. Myers, Jr.	15%	20%	30%	15%	n/a	20%
Lawrence B. Hawkins	n/a	10%	10%	n/a	50%	30%
G. Kenneth Stephens, Jr.	15%	20%	30%	15%	n/a	20%

(1)

Mr. Crawford is not included in this chart as he retired from the Company on April 7, 2011. Therefore, although the committee made certain percentage allocations to him for purposes of calculating a 2011 annual incentive opportunity (20% revenue, 30% EPS, 30% free cash flow, 20% individual performance), he was neither eligible for, nor did he receive, any annual incentive payout for fiscal 2011 performance.

Corporate Performance – For fiscal 2011, the corporate performance portion of the annual incentive for each of the Named Executive Officers, except Mr. Hawkins, included revenue, consolidated diluted earnings per share, and free cash flow. Given the significance of the roles played by Messrs. Myers and Stephens in managing our core business, the committee allocated a portion of each of their annual incentive opportunity to gross profit to emphasize growth in the Company’s core business. Because of his unique role in investment management, Mr. Hawkins’ corporate performance criteria were limited to EPS and free cash flow, while half of Mr. Hawkins’ target annual incentive is based on the performance of our trust portfolios under his management (see “Annual Incentive Award – Trust Portfolio Performance” below).

The committee believes that revenue, EPS, and free cash flow are key drivers of long-term shareholder value. The use of free cash flow as a performance measure tracks the Company’s strategic goal to generate cash to allow for investment in other opportunities, products, and services and to return cash to shareholders through dividends and share repurchases. Free cash flow is defined as net cash provided by operating activities less maintenance capital expenditures.

The corporate performance goals for fiscal 2011 were as follows:

Annual Incentive Plan Corporate Performance Goals

Performance Criteria	Threshold	Target	Maximum
Revenue	$500 million	$510 million	$530 million
EPS	$0.35	$0.39	$0.44
Free cash flow	$40 million	$55 million	$70 million
Gross profit	$96 million	$102 million	$110 million

Trust Portfolio Performance – For Mr. Hawkins, 50% of his potential annual incentive is based upon the performance of the preneed funeral and merchandise portfolio and the perpetual care portfolio, which he manages for our Company. This portion of his incentive is determined by comparing the actual return of each portfolio against three measures: the one- and two-year performance of that portfolio relative to a custom index of relative market indices, weighted according to the actual asset allocation of the portfolio, and a target annual return as established in advance by the investment committee of our board. For fiscal 2011, the target return for the preneed funeral and merchandise portfolio was based on an annual return of 6.5% and an annual return of 5.5% for the combined perpetual care portfolios.

The investment committee retains an independent consultant to evaluate overall performance and the performance of each portfolio. The consultant supplies the market indices and analyses of the performance of each portfolio to the investment committee, and the compensation committee uses this data to determine Mr. Hawkins’ award as well as to design the performance metrics and targets for Mr. Hawkins for the upcoming fiscal year. The following investment performance targets applied to Mr. Hawkins’ annual award for fiscal 2011:

Portfolio Performance Targets

Compared to One- and Two-Year Returns of Custom Index and Target Return
Portfolio	Threshold	Target	Maximum
Preneed funeral and merchandise portfolio	50 basis points below	25 basis points above	100 basis points above
Combined perpetual care portfolios	50 basis points below	12.5 basis points above	50 basis points above

Individual Performance – At the beginning of the fiscal year, the committee provides each Named Executive Officer with the objectives that will be considered in determining the individual performance portion of his annual incentive for that year. Each executive’s level of achievement of these objectives is evaluated following the end of the year. The factors for fiscal 2011 are described below under “Results – Individual Performance.” The committee then uses its discretion in a subjective qualitative evaluation of individual performance, taking into consideration input from other board members and certain executive officers as described above in “The Process of Setting Compensation – The Role of Management and Other Directors.”

In fiscal 2011, continuing a practice first adopted in fiscal 2009, the committee scaled the amount a Named Executive Officer could receive for individual performance to achievement of corporate performance as follows:

To be eligible for an individual performance portion of:	The required corporate criteria achievement is:

100%	Target EPS and Target Free Cash Flow

75%	Target EPS or Target Free Cash Flow

50%	Threshold EPS or Threshold Free Cash Flow

up to 25% at discretion of committee	below Threshold EPS and below Threshold Free Cash Flow

Under this framework, a Named Executive Officer may earn no more than 25% of the maximum individual performance award component if the threshold levels of both these corporate performance criteria were not met. The committee believes that this linkage reinforces the relationship between individual and corporate performance.

Results.  The committee believes that the overall payouts for the annual incentive plan in fiscal 2011 were consistent with Company performance during the fiscal year. Each Named Executive Officer’s total annual incentive award payout fell somewhere between the target and the maximum payouts, with the exception of Mr. Hawkins’ award. Mr. Hawkins’ award fell between the threshold and target payouts, as the performance of our investment portfolios declined in the last quarter of our fiscal year alongside the broader markets.

The committee has discretion to pay the annual incentive award in cash or in shares of Class A common stock, and, for fiscal 2011, elected to pay all annual incentive awards in cash.

Calculation of FY 2011 Annual Incentive Plan Award(1)

Named Executive Officer	Corporate Performance Criteria				Trust Portfolio Performance ($)	Individual Performance ($)	Incentive Award Total ($)
	Revenue ($)	EPS ($)	Free Cash Flow ($)	Gross Profit ($)
Thomas M. Kitchen	97,737	138,943	185,196	n/a	n/a	163,869	585,745
Lewis J. Derbes, Jr.	28,928	41,124	54,813	n/a	n/a	48,501	173,366
Kenneth G. Myers, Jr.	31,038	39,221	78,416	23,054	n/a	69,386	241,115
Lawrence B. Hawkins	n/a	21,845	29,118	n/a	31,416	103,735	186,114
G. Kenneth Stephens, Jr.	28,430	35,926	71,827	21,117	n/a	53,520	210,820

(1)	As noted previously, Mr. Crawford did not earn an annual incentive award for fiscal 2011 performance, as he retired prior to the end of the fiscal year.

Corporate Performance – Company performance in fiscal 2011 generated an annual incentive plan payout under all four corporate performance metrics – revenue, EPS, free cash flow, and gross profit. We made certain adjustments to EPS and free cash flow that were pre-approved by the committee at the beginning of fiscal 2011, as described below.

The Company’s fiscal 2011 revenue was $512.7 million, slightly higher than the $510 million target but well below the maximum $530 million. Our gross profit for fiscal 2011 was $100.4 million, which exceeded the threshold of $96 million but fell short of the $102 million target. Adjusted EPS was $0.3937, just exceeding the target of $0.39 but not reaching the maximum of $0.44. Our EPS of $0.42, as reported in our Form 10-K, was adjusted as follows:

•

upward adjustments to eliminate the change in accounting for convertible debt, charges related to early extinguishment of debt, fees and costs associated with certain acquisitions, and the impact of certain initiatives, which collectively reduced our net earnings before taxes for the year by approximately $7.3 million ($4.5 million after taxes or $0.05 per share); and

•

a downward adjustment to eliminate the positive impact of the settlement of our Hurricane Katrina litigation, which increased our net earnings before taxes for the fiscal year by approximately $12.2 million (the $12.4 million settlement minus related legal costs, or approximately $7.5 million after taxes or $0.08 per share).

With regard to the free cash flow performance metric, the target and maximum values were reduced by the Company’s additional perpetual care trust funding obligation for the year, as pre-approved by the committee. The committee pre-approved this adjustment because of the uncertainty of the timing of the funding obligation. Because the threshold level reflected the Company’s approved budget for the year and was net of the Company’s full perpetual care trust funding obligation, it was not adjusted. For fiscal 2011, the Company funded approximately $1.3 million of the obligation, which reduced the target and maximum free cash flow goals from $55 million and $70 million to approximately $53.7 million and $68.7 million, respectively.

The Company’s adjusted free cash flow for fiscal 2011 was $60.1 million, surpassing the target of $53.7 million but not reaching the maximum payout level of $68.7 million. Free cash flow is defined as net operating cash flow less maintenance capital expenditures. For fiscal 2011, net operating cash flow was $86.8 million and maintenance capital expenditures were $17.6 million, resulting in free cash flow of $69.2 million. For purposes of the annual incentive plan calculations, the committee made three pre-approved, after-tax adjustments to the $69.2 million free cash flow derived from our Form 10-K: (1) adding back $341,000 in acquisition costs, (2) adding back $1.38 million in expenditures related to new initiatives, and (3) deducting a net $10.8 million in payments received related to Hurricane Katrina (proceeds from litigation settlement net of payments made).

Trust Portfolio Performance – Mr. Hawkins earned $31,416 toward his annual incentive payment based on trust portfolio performance. With regard to the preneed funeral and merchandise portfolio, Mr. Hawkins did not achieve the threshold performance levels for any of the three performance measures and therefore earned no incentive on the performance of that portfolio. However, on the perpetual care portfolio, Mr. Hawkins exceeded the maximum performance level as measured against the two-year custom index, and fell in between the threshold and target performance levels when measured against each of the one-year custom index and the target return set by the committee.

Individual Performance – For fiscal 2011, Mr. Kitchen received $163,869 for the individual performance portion of his annual incentive in recognition of his achievement in the following areas: restructuring the Company’s overall management, resulting in the recommendation and implementation of a reorganization designed to eliminate silos and better integrate sales and operations; leading the effort to negotiate a resolution to the Company’s outstanding Hurricane Katrina litigation, resulting in a $12.4 million settlement with the Company’s insurer; completing two acquisitions; overseeing the implementation of the cremation garden initiative; and providing key guidance on the diversification of the trust portfolios. The committee also recognized Mr. Kitchen’s steady leadership in a year of transition, including his seamless move from Chief Financial Officer to President and Chief Executive Officer upon Mr. Crawford’s retirement.

For fiscal 2011, Mr. Derbes was asked to focus his efforts on evaluating refinancing options, exploring tax planning strategies, assisting in the management of the trust portfolios (including the rebalancing of the portfolio and increasing diversification), and seeking out opportunities throughout the Company to reduce unnecessary spending and implement productivity initiatives. The committee awarded Mr. Derbes $48,501 for his individual performance during fiscal 2011 in these areas. The committee recognized the key role Mr. Derbes played in successfully refinancing the Company’s 2013 senior notes and revolving credit facility, accomplishments that place the Company in a solid position to make future acquisitions.

Mr. Myers earned $69,386 for his individual performance in fiscal 2011 in certain areas as set by the committee. Those areas include Mr. Myers’ successful implementation of cremation package offerings within our funeral homes, his focus on improving the funeral arrangement process using advancements in technology, his efforts to formalize and expand community involvement by funeral and cemetery managers, his work to implement significantly enhanced and industry leading cremation gardens and expanded cremation memorialization options in many cemeteries, and his efforts at generating greater revenue and profit growth opportunities. The committee also recognized his leadership in implementing the August 2011 management restructuring to integrate the Company’s sales and operations functions.

For his qualitative portion of the annual incentive award in fiscal 2011, Mr. Hawkins earned $103,735 for his individual performance. The committee had asked Mr. Hawkins to focus primarily on continued implementation of a new trust investment philosophy and strategy. In setting Mr. Hawkins’ award, the committee noted his steady leadership in implementing a new asset allocation model and his continued efforts in identifying additional investment opportunities to broaden the portfolios’ diversification. The committee also recognized the returns Mr. Hawkins was able to achieve in the face of continued market uncertainty and volatility.

Mr. Stephens earned $53,520 for his individual performance in fiscal 2011 based primarily upon his achievement in certain areas as set by the committee: his careful leadership in the implementation of new systems and information tools, his efforts at promoting the integration of the sales and operations teams as a result of the management restructuring, his efforts at expanding the use of community group presentations, and his involvement in developing new compensation structures to appropriately incentivize our sales directors. The committee also noted that, having spent the last three years managing the Company’s sales force, Mr. Stephens was a key contributor to the successful performance of the Company’s preneed sales program in 2011.

Long-Term Equity Incentive Awards

Process and Design – The committee makes annual long-term equity incentive grants to our executive officers in a combination of time-vested stock options and performance-based restricted stock. The committee does not adhere to strict formulas or survey data in determining the specific mix of compensation elements, and has historically used a fixed share approach based on the level of responsibility of the executive officer. The committee’s intention is for equity awards to become a more substantial part of total compensation, thereby aligning the executives’ long-term interests with those of our shareholders. In making equity grant decisions, the committee reviews the grant date values of the proposed awards, using a Black-Scholes valuation model for the options and valuing the performance-based restricted stock at its maximum value (the number of shares multiplied by the grant date market price).

We believe that the use of time-vested stock options and performance-based restricted stock in tandem has certain advantages. Although its value may increase or decrease with changes in the stock price during the period before vesting, restricted stock will have value in the long term, encouraging retention of executives. By contrast, the entire compensation value of a stock option depends on future stock price appreciation. Accordingly, restricted stock can deliver significantly greater compensation value at grant than stock options, and can offer comparable grant date compensation value with fewer shares and less dilution for our shareholders.

Typically, our grants of stock options and restricted stock have vested over three or four years in order to strengthen our ability to retain our management team. The fiscal 2011 restricted stock grants to our Named Executive Officers included performance vesting criteria to emphasize the at-risk nature of our equity compensation, a practice we began in 2007. During the vesting period, the executive officers have voting rights and receive any dividends that are paid on our Class A common stock. In order to protect our executives from the loss of the opportunity to earn their stock-based compensation, all restrictions on restricted stock lapse, all performance conditions are deemed to be satisfied, and all options become immediately exercisable upon a change of control. Unvested stock options and unvested performance-based restricted stock are generally forfeited on termination of employment for any reason.

Grants of time-vested stock options and performance-based restricted stock are considered annually during the Company’s first fiscal quarter. Grants may also be made at other times in connection with new hires or promotions. Options are granted at fair market value on the date of grant or as of a future specified date, for example, for a new executive officer joining the Company.

Results – On December 8, 2010, our compensation committee made grants of time-vested stock options and performance-based restricted stock to the Named Executive Officers as detailed on the “Grants of Plan-Based Awards” table. For each Named Executive Officer, approximately half of the total long-term incentive value granted, based on stock price at grant, was in performance-based restricted stock and the other half, based on a Black-Scholes valuation model, was in options. As options are, by their nature, performance-based, the options granted to the Named Executive Officers will vest 25% over four years and expire in seven years.

With respect to the performance-based restricted stock, the committee again aligned the vesting of the fiscal 2011 restricted stock grants to the achievement of specific future stock-price targets. As with restricted stock grants made in prior years, a portion of each grant will vest on the last day of a given fiscal year if the closing price of a share of our Class A common stock meets or exceeds a given target price for at least 20 consecutive trading days during that fiscal year, as noted below:

Portion of Awards Vesting	Vesting Date	Target Price
One-third	October 31, 2011	$7
Two-thirds (to the extent not already vested)	October 31, 2012	$8
All unvested shares	October 31, 2013	$9

The price of a share of our Class A common stock was $6.22 on the date of grant (December 8, 2010). The fiscal 2011 stock price target of $7.00 was approximately 13% above the grant date price, which the committee believed represented a reasonable target for the fiscal year. The $7.00 per share target price was met during fiscal 2011, and therefore one-third of each Named Executive Officer’s fiscal 2011 restricted stock grant vested on October 31, 2011 (with the exception of Mr. Crawford’s award, which was forfeited upon his April 7, 2011 retirement). The fiscal 2012 and 2013 targets are more aggressive, representing approximately a 29% and 45% increase, respectively, over the grant date price. If the 2012 portion does not vest, it will carry forward and vest or be forfeited with the 2013 tranche.

For fiscal 2011, the committee increased the equity awards granted to each Named Executive Officer in furtherance of its policy to increase the percentage of each officer’s compensation delivered in the form of equity. The committee’s goal was that our Chief Executive Officer receive equity awards with a value equal to approximately 100% of his base salary plus target bonus, while each other Named Executive Officer should receive equity awards equal to between 50-60% of his base salary plus target bonus, based on that officer’s level of responsibility. The committee believes that such a multiple is appropriate, given that the restricted stock awards vest based on performance conditions, rather than just continued service, and that the hurdles for vesting of restricted stock are rigorous and therefore often unmet, which results in forfeiture of the underlying award (for more information, see “Forfeitures of Restricted Stock” below). Under this formula, each Named Executive Officer was awarded considerably more equity in fiscal 2011 than in the previous two fiscal years.

In connection with the promotions of Messrs. Kitchen and Derbes, and considering its previous decision to raise long-term equity incentive award amounts based on level of responsibility, the committee made additional time-vested stock option and performance-based restricted stock awards to each of them on January 28, 2011. These time-vested stock option and performance-based restricted stock grants were subject to the same vesting schedule (and, for the restricted stock, the same performance criteria) as the options and restricted stock that each officer received earlier in the fiscal year. These grants to Mr. Kitchen resulted in a total fiscal 2011 long-term equity incentive award commensurate with the equity incentive award granted to Mr. Crawford, our retiring Chief Executive Officer. Mr. Crawford’s fiscal 2011 equity incentive award was forfeited in its entirety (along with other unvested equity awards) upon his retirement in April 2011.

In addition, in connection with Mr. Myers’ August 2011 promotion, the incentive awards subcommittee of the compensation committee made an additional option grant to Mr. Myers in consideration of his expanded role and increased responsibilities, equal to approximately 10% of his initial fiscal 2011 option grant. These options will vest one-fourth per year over the four years following the date of grant.

Forfeitures of Restricted Stock – Adherence to a pay-for-performance philosophy means that an executive’s compensation will rise and fall with corporate performance. Each of our Named Executive Officers forfeited a large amount of performance-based restricted stock during fiscal year 2011, as demonstrated in the following chart.

Equity Awards Forfeited During Fiscal 2011(1)

Named Executive Officer	Shares of Restricted Stock Forfeited on 12/8/2010(2) (#)	Shares of Restricted Stock Forfeited on 10/31/2011(3) (#)	Total Dollar Value Forfeited(4) ($)
Thomas M. Kitchen	60,000	40,000	630,800
Lewis J. Derbes, Jr.	n/a	4,500	28,980
Kenneth G. Myers, Jr.	10,000	30,000	255,400
Lawrence B. Hawkins	15,000	25,000	254,300
G. Kenneth Stephens, Jr.	15,000	25,000	254,300

(1)

This chart does not include Mr. Crawford, who retired from our Company prior to the end of the fiscal year. Prior to his retirement, Mr. Crawford forfeited 120,000 shares of performance-based restricted stock on December 8, 2010 valued at approximately $746,400 (see note 2 below) and, effective with his retirement, Mr. Crawford forfeited 203,333 shares of performance-based restricted stock and options to purchase 320,000 shares, with an aggregate market value of approximately $2,379,181. However, he was entitled to retain his vested stock options and may exercise them at any time prior to April 7, 2012 (one year from his retirement date). Please see “Outstanding Equity Awards” table for more information on those awards.

(2)

These shares of performance-based restricted stock, originally granted during fiscal years 2007 and 2008, were forfeited on December 8, 2010 upon the committee’s certification that the Company’s cumulative return on equity percentage for the three-year period ending on October 31, 2010 fell short of the 11% target.

(3)

These shares of performance-based restricted stock, originally granted during fiscal 2009, were forfeited on October 31, 2011. No portion of this grant vested, as the share price targets were not achieved for at least 20 consecutive trading days during the relevant fiscal years ($6, $7, and $8 per share for fiscal years 2009, 2010, and 2011, respectively).

(4)	Reflects the aggregate dollar value of all shares forfeited, valued as of the date of forfeiture (or, if the shares did not trade on that date, the previous trading date).

Stock Ownership Guidelines – The compensation committee has established stock ownership guidelines for executive officers in order to further encourage stock ownership by requiring a minimum value of stock ownership. The guidelines currently are as follows:

Executive Stock Ownership Guidelines

Title/Function	Minimum Value of Stock Ownership as Multiple of Salary
Chief Executive Officer	4x

All other Executive Officers with an annual base salary in excess of $250,000	3x

Each executive who is subject to the guidelines has until December 21, 2014 or five years from the date he is subject to the guidelines, whichever is later, to comply. The committee reviews compliance with the policy annually. Unvested performance-based restricted stock counts toward stock ownership under the policy. However, the forfeiture of a large number of shares of restricted stock in fiscal 2011 (discussed above) adversely impacted each Named Executive Officer’s ability to comply; none of our Named Executive Officers was in compliance as of November 18, 2011. However, all of our Named Executives Officers have until December 21, 2014 to come into compliance, except for Messrs. Kitchen and Derbes, who each have until April 7, 2016 to comply (Mr. Derbes was first subject to the guidelines on April 7, 2011, while Mr. Kitchen first became subject to the guidelines applicable to our Chief Executive Officer on that day).

The policy prohibits the sale of net after-tax vested restricted stock when an executive is not in compliance with the guidelines, except in hardship situations approved by the compensation committee. In the event of continued non-compliance with the stock ownership policy, the committee may exercise its discretion to pay any annual incentive award due the executive officer as equity compensation rather than in cash, in whole or in part.

Clawback Policy

In fiscal 2010, the committee and the board of directors approved a written Compensation Recovery Policy (the “Clawback Policy”). The Clawback Policy applies to each of the Named Executive Officers as well as certain other officers of the Company, and permits the recovery of incentive compensation paid to an officer if: (1) following enactment of the policy, incentive compensation, bonuses, or equity awards were paid or vested based on materially inaccurate financial statements or any other materially inaccurate performance criteria, and (2) that officer engaged in intentional misconduct resulting in the achievement of performance targets that otherwise would have not been achieved. The board, considering the best interests of shareholders, has the discretion to determine whether any such recovery should be pursued.

Retirement Benefits

Beyond our core compensation components, we offer our Named Executive Officers certain retirement benefits through two unfunded, nonqualified plans: a Supplemental Executive Retirement Plan (the “SERP”) and a Supplemental Retirement and Deferred Compensation Plan. These plans were initially adopted in 2002 and 1994, respectively.

The SERP, which consists solely of Company contributions, is intended to reward our executives for loyalty and longevity of service. In addition, the SERP protects the Company’s interests after an executive’s termination, as payments are contingent upon the executive’s continued compliance with non-competition provisions. Payments under the SERP are based upon the executive’s age or years of service and final average salary.

Our Named Executive Officers may also choose to participate in our 401(k) plan generally available to all employees. However, because Internal Revenue Code (the “Code”) limitations on contributions disproportionately affect our executives’ ability to save for retirement under our 401(k) plan, we have established the Deferred Compensation Plan, which permits an executive to defer compensation in excess of the 401(k) plan contribution limitations. The Company makes certain matching contributions up to an overall maximum for both the 401(k) plan and Deferred Compensation Plan of 1.5% of the executive’s eligible cash compensation.

For more information, please see “2011 Pension Benefits” and “2011 Nonqualified Deferred Compensation.”

Change of Control and Termination Benefits

We offer certain change of control and termination benefits to our Named Executive Officers. The only severance benefits we provide our executive officers outside the context of a change of control are included in Mr. Kitchen’s employment agreement as the result of negotiation with him in connection with his promotion to President and Chief Executive Officer. For more information, please see the section entitled “Executive Compensation – Employment Agreements.”

We believe change of control benefits serve the Company’s interests by encouraging key management personnel to remain employed with the Company in the face of an impending change of control because they alleviate the individual’s concerns about the possible involuntary loss of employment. We believe that these change of control protections preserve morale and productivity and encourage retention in the face of the potential disruptive impact of an actual or potential change of control of the Company. Change of control protections for our executives and other key personnel are an important part of good corporate governance, as they ensure that the interests of our executives will be materially consistent with the interests of our shareholders when considering corporate transactions.

The Retention Plan – During fiscal 2011, each of the Named Executive Officers except Mr. Kitchen was a participant under the Company’s Retention Plan, and Mr. Kitchen would have participated in the Retention Plan to the extent its benefits were more favorable than those available under his employment agreement. The Retention Plan generally protects a participant’s employment terms and conditions for a one-year period following a change of control. The specific terms of the Retention Plan are detailed under “Potential Payments Upon Termination or a Change of Control.”

Other Change of Control Benefits – Our equity plans also provide for accelerated vesting upon a change of control, as does our Deferred Compensation Plan (although all of our Named Executives who participate are currently fully vested in the latter). Under its current terms, the SERP provides a pro rata benefit to certain of our Named Executive Officers if they are terminated under certain conditions following a change of control but before they are entitled to an early retirement benefit. The SERP and the Deferred Compensation Plan also require that, upon a change of control, a rabbi trust be funded with an amount equal to the present value of all benefits due under these plans that are not paid out in full upon the change of control. These benefits are detailed under “Potential Payments Upon Termination or Change of Control.”

Other Compensation

Our current policy is that we do not provide perquisites to any executive officers that are not generally available to our other employees; however, four of our Named Executive Officers who were serving as executives prior to the policy change (Messrs. Kitchen, Hawkins, Stephens, and Crawford) have continued to receive certain modest perquisites. In fiscal 2011, we provided Messrs. Kitchen, Hawkins, and Stephens with an auto allowance and a $5,000 annual payment toward the officer’s portion of health insurance premiums. We also reimburse these three executives for memberships in social clubs on a case-by-case basis if we deem appropriate to support business objectives. In addition, we have reimbursed these executives for the travel and entertainment of their spouses in attending business functions to encourage spousal attendance. Mr. Crawford also received these perquisites until his retirement on April 7, 2011.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year. An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by the shareholders. Options granted under our equity incentive plans are structured to qualify as “performance-based compensation” and will be excluded in calculating the $1 million limit under Section 162(m). Our restricted stock awards, which vest on the basis of market conditions and are issued under our shareholder-approved 2010 Stock Incentive Plan, are also intended to qualify as “performance-based” and therefore be deductible under Section 162(m). In order that the quantitative portion of our annual cash incentive awards may qualify as “performance-based” under Section 162(m) and be fully deductible, the annual incentive awards for fiscal 2011 were paid to our Named Executive Officers under the Executive Officer Annual Incentive Plan last approved by shareholders at our 2007 annual meeting (the “2007 Plan”). Under the Section 162(m) rules, the 2007 Plan must be approved by shareholders every five years; therefore, fiscal 2012 is the last year we will be able to use the 2007 Plan. Proposal 3 of this Proxy Statement seeks shareholder approval of a new Executive Officer Annual Incentive Plan, which, if approved, will be used to make annual incentive awards in fiscal years 2013 through 2017.

The committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible. Our compensation committee intends to monitor compensation levels and the deduction limitation.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee:

Ronald H. Patron, Chairman             John B. Elstrott, Jr.             Alden J. McDonald, Jr.             John K. Saer, Jr.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, James W. McFarland, Alden J. McDonald, Jr., and Michael O. Read served on the compensation committee until our April 2011 annual meeting, and Ronald H. Patron, John B. Elstrott, Jr., Alden J. McDonald, Jr., and John K. Saer, Jr. served on the compensation committee thereafter. Mr. Patron, first appointed to the compensation committee in 2011, served as an executive officer of our Company until his retirement in 2001. No other member served as an officer or employee of our Company or any of our subsidiaries prior to or while serving on the compensation committee. None of our executive officers served during the last fiscal year on the board of directors or on the compensation committee of another entity, when one of that entity’s executive officers served on our board of directors or on our compensation committee.

Fiscal 2011 Summary Compensation Table

The following table presents information regarding the total compensation for fiscal years 2011, 2010, and 2009, as applicable, for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Thomas M. Kitchen(7) President and Chief Executive Officer	2011	552,308	—	505,204	437,540	585,745	475,543	55,133	2,611,473
	2010	400,000	—	130,135	124,496	232,096	208,011	69,117	1,163,855
	2009	400,000	—	24,837	63,848	444,220	366,330	51,390	1,350,625
Lewis J. Derbes, Jr.(7) Senior Vice President, Chief Financial Officer and Treasurer	2011	274,717	—	127,954	120,609	173,366	31,151	8,951	736,748
Kenneth G. Myers, Jr.(7) Executive Vice President of Operations and Sales	2011	366,357	—	145,744	150,706	241,115	295,061	18,481	1,217,464
	2010	350,000	25,000	97,601	93,372	104,030	160,207	24,479	854,689
	2009	312,500	10,000	18,628	47,886	129,301	83,809	12,836	614,960
Lawrence B. Hawkins Executive Vice President and President, Investors Trust, Inc.	2011	408,324	—	124,923	118,386	186,114	254,084	34,292	1,126,123
	2010	400,000	—	81,334	77,810	263,305	202,568	34,498	1,059,515
	2009	436,540	—	15,523	39,905	360,114	194,096	35,545	1,081,723
G. Kenneth Stephens, Jr.(7) Senior Vice President – Eastern Division	2011	350,203	—	124,923	118,386	210,820	170,688	39,611	1,014,631
	2010	350,000	25,000	81,334	77,810	104,030	172,788	39,905	850,867
	2009	350,000	—	15,523	39,905	155,384	219,828	54,438	835,078
Thomas J. Crawford(8) former President and Chief Executive Officer	2011	302,029	—	499,694	434,082	—	275,259	86,504	1,597,568
	2010	600,000	—	162,669	155,620	397,878	409,744	94,170	1,820,081
	2009	600,000	—	31,046	79,810	666,000	444,737	78,722	1,900,315

(1)

In fiscal 2009, the compensation committee awarded Mr. Myers a discretionary cash bonus of $10,000 for his efforts in achieving the successful implementation of a new business system now used throughout the Company. In fiscal 2010, the committee awarded a discretionary cash bonus of $25,000 to each of Messrs. Stephens and Myers for their contributions in fiscal 2010 on new strategic initiatives.

(2)

The restricted stock awards, which vest on the basis of performance conditions, are valued as of the grant date based on probable outcome using the Monte Carlo lattice model. For information regarding the assumptions we used in valuing these market-based awards, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended October 31, 2011. The maximum value of each Named Executive Officer’s 2011 grant, measured as of the grant date, would be as follows: Mr. Kitchen, $751,200; Mr. Derbes, $189,240; Mr. Myers, $217,700; Mr. Hawkins, $186,600; Mr. Stephens, $186,600 and Mr. Crawford, $746,400. In making equity award decisions, the compensation committee values restricted stock awards based on their maximum value. As discussed in greater detail in the CD&A, for fiscal 2011, the committee increased the dollar value of each Named Executive Officer’s equity award in furtherance of its goal that a higher percentage of each officer’s total compensation should be delivered in the form of equity. Mr. Crawford’s entire restricted stock award was forfeited upon his retirement on April 7, 2011 (see note 8). Please see “Fiscal 2011 Grants of Plan-Based Awards” for more information regarding the restricted stock awards we granted during the fiscal year.

(3)

These amounts reflect the aggregate grant date fair value of the options granted to our Named Executive Officers, determined using the Black-Scholes option model. For information regarding the assumptions we made in valuing these option awards, see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended October 31, 2011. As discussed in greater detail in the CD&A, for fiscal 2011, the committee increased the dollar value of each Named Executive Officer’s equity award in furtherance of its goal that a higher percentage of each officer’s total compensation should be delivered in the form of equity. Mr. Crawford’s entire option award was forfeited upon his retirement on April 7, 2011 (see note 8). Please see “Fiscal 2011 Grants of Plan-Based Awards” for more information regarding the stock option awards we granted during the fiscal year.

(4)

As described in the CD&A, these amounts reflect the annual cash incentive bonuses paid to the Named Executive Officers based on the fiscal year performance of the Company and the individual executive relative to pre-established quantitative objectives and an evaluation of qualitative factors.

(5)

Represents the sum of (a) the change in the actuarial present value of the executive’s accumulated benefit under the SERP and (b) interest earned in the executive’s account in the Deferred Compensation Plan that is considered to be at an above-market interest rate as compared to 120% of the federal long-term rate as prescribed under Section 1274(d) of the Code. The interest rate credited to the accounts of the Deferred Compensation Plan participants for fiscal years 2011, 2010, and 2009 is equal to the Company’s weighted average cost of capital as of the end of each such fiscal year, which was 9.92%, 10.07%, and 9.50%, respectively. The amounts for each executive for fiscal year 2011 are shown in the following table.

Name	Change in Actuarial Present Value of SERP ($)	Above-Market Interest on Deferred Compensation Plan ($)
Thomas M. Kitchen	441,789	33,754
Lewis J. Derbes, Jr.	31,030	121
Kenneth G. Myers, Jr.	290,527	4,534
Lawrence B. Hawkins	249,689	4,395
G. Kenneth Stephens, Jr.	127,494	43,194
Thomas J. Crawford	243,712	31,547

(6)

Represents Company contributions to the 401(k) plan and Deferred Compensation Plan, dividends paid on restricted stock, perquisites, and, for Mr. Crawford only, $62,000 in post-retirement consulting fees. Messrs. Kitchen, Derbes, Myers, Hawkins, Stephens, and Crawford received $23,067, $4,705, $11,050, $9,429, $9,429, and $6,100, respectively, in dividends on restricted stock during fiscal 2011. Messrs. Kitchen, Derbes, Myers and Crawford received Company contributions to their Deferred Compensation Plan accounts of $8,091, $571, $3,756 and $6,856, respectively, in fiscal 2011. No individual perquisite exceeded the greater of $25,000 or 10% of the total perquisites of any executive. Perquisites provided to certain executives in fiscal years 2011, 2010 and 2009 were auto allowance, club memberships, spousal travel costs, and a portion of health and dental insurance premiums. In fiscal 2011, only four of our Named Executive Officers (Messrs. Kitchen, Hawkins, Stephens, and Crawford) were eligible to receive perquisites not generally available to our other employees, as each served as an executive officer prior to the change in policy. Please see “Other Compensation” in the CD&A for more information.

(7)

In April 2011, Mr. Kitchen was promoted to President and Chief Executive Officer from his prior position as Senior Executive Vice President and Chief Financial Officer, and Mr. Derbes was promoted to Senior Vice President, Chief Financial Officer and Treasurer from his prior position as Senior Vice President of Finance, Secretary, and Treasurer. Mr. Derbes was not a Named Executive Officer for fiscal years 2009 and 2010; accordingly, no compensation for those years is provided. In August 2011, Mr. Myers, formerly Senior Vice President of Operations, was promoted to the newly-created position of Executive Vice President of Operations and Sales, and Mr. Stephens, formerly Senior Vice President of Sales, became our Senior Vice President – Eastern Division.

(8)

Mr. Crawford, our former President and Chief Executive Officer, retired from our Company on April 7, 2011. Effective upon his retirement, Mr. Crawford forfeited all of his unvested equity awards that were outstanding on his retirement date, including all options and restricted stock awards reported in this table.

Employment Agreements

During fiscal 2011, Mr. Kitchen was the only executive officer who had an employment agreement, which was entered into in connection with his promotion to President and Chief Executive Officer. The term of Mr. Kitchen’s employment under the agreement continues through April 7, 2014, but is subject to earlier termination (1) in the event of his death or disability, (2) by the Company with or without “cause” (as defined in the agreement), or (3) by Mr. Kitchen for “good reason” (as defined in the agreement) or for any reason other than good reason, subject, in each case, to the obligations of the Company and Mr. Kitchen upon termination of employment set forth in the agreement. If a change of control occurs on or prior to April 7, 2014, the employment term continues following the change of control for the longer of the remaining term or two years, subject to earlier termination as described above.

Under the terms of this agreement, Mr. Kitchen is guaranteed a minimum base salary of $600,000 per year and his maximum annual incentive bonus opportunity is 160% of base salary. Mr. Kitchen’s agreement provides him with certain severance and change of control protections. If the Company terminates his employment without cause or if he resigns with good reason, he would be entitled to severance equal to one year’s base salary paid over a two-year period. However, if such termination or resignation occurs within two years after a change of control, he would be entitled to severance equal to two years’ base salary, plus a pro rata average bonus (as defined below) for the year of termination. The agreement provides that any change of control severance benefits that are not paid out immediately will be contributed to a rabbi trust. Under the agreement, Mr. Kitchen is prohibited from competing with our Company for two years after termination of his employment for any reason, and his receipt of severance benefits is conditioned upon his continued compliance with those non-competition provisions.

In addition, in the event of a change of control, for each full fiscal year in which Mr. Kitchen is employed between the change of control and the second anniversary of the change of control, he will be guaranteed to receive a bonus at least equal to the “average bonus” – i.e., the average bonus paid to him for the last three completed fiscal years prior to the change of control. The agreement also provides a cut-back of any change of control benefits to avoid parachute payment excise taxes if Mr. Kitchen would receive greater after-tax benefits with a cut-back than he would receive if he had been paid the unreduced benefit and paid the excise tax.

Fiscal 2011 Grants of Plan-Based Awards

The following table sets forth information about the potential payouts under annual incentive plan grants and equity grants to our Named Executive Officers during fiscal 2011.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)
Thomas M. Kitchen(5)	Annual Incentive	—	172,493	431,233	862,466
	Performance-Based Restricted Stock Grant	12/8/2010				80,000			333,129
	Option Grant	12/8/2010					150,000	6.22	295,965
	Performance-Based Restricted Stock Grant	1/28/2011				40,000			172,075
	Option Grant	1/28/2011					70,000	6.34	141,575
Lewis J. Derbes, Jr. (5)	Annual Incentive	—	51,054	127,634	255,268
	Performance-Based Restricted Stock Grant	12/8/2010				8,000			33,313
	Option Grant	12/8/2010					15,000	6.22	29,596
	Performance-Based Restricted Stock Grant	1/28/2011				22,000			94,641
	Option Grant	1/28/2011					45,000	6.34	91,013
Kenneth G. Myers, Jr. (5)	Annual Incentive	—	73,038	182,594	365,188
	Performance-Based Restricted Stock Grant	12/8/2010				35,000			145,744
	Option Grant	12/8/2010					70,000	6.22	138,117
	Option Grant	8/13/2011					7,500	5.70	12,589
Lawrence B. Hawkins	Annual Incentive	—	81,361	203,403	406,805
	Performance-Based Restricted Stock Grant	12/8/2010				30,000			124,923
	Option Grant	12/8/2010					60,000	6.22	118,386
G. Kenneth Stephens, Jr.	Annual Incentive	—	66,901	167,252	334,503
	Performance-Based Restricted Stock Grant	12/8/2010				30,000			124,923
	Option Grant	12/8/2010					60,000	6.22	118,386
Thomas J. Crawford(6)	Annual Incentive	—	—	—	—
	Performance-Based Restricted Stock Grant	12/8/2010				120,000			499,694
	Option Grant	12/8/2010					220,000	6.22	434,082

(1)

“Estimated future payouts under non-equity incentive plan awards” refers to potential payments, under the 2011 annual incentive plan, payable in fiscal 2012. The amounts actually paid to each Named Executive Officer for fiscal 2011 pursuant to this program are reflected in the “Non-Equity Incentive Plan Award” column of the “Fiscal 2011 Summary Compensation Table.”

(2)

These amounts represent the number of shares in each Named Executive Officer’s fiscal 2011 restricted stock grant, the vesting of which is contingent upon the closing price of our shares of Class A common stock meeting or exceeding a certain “target price” for at least twenty consecutive trading days during each of the three fiscal years following grant. The vesting schedule is as follows:

Portion of Award Vesting	Vesting Date	Target Price
One-third	October 31, 2011	$7
Two-thirds (to the extent not already vested)	October 31, 2012	$8
All unvested shares	October 31, 2013	$9

For each Named Executive Officer (except Mr. Crawford whose restricted stock was forfeited upon his retirement (see note 6)), on the last day of the fiscal year, October 31, 2011, the first one-third of each Named Executive Officer’s restricted stock award vested, as the target price of $7 was met for at least twenty consecutive trading days during the 2011 fiscal year.

(3)

Each of these stock option grants, with the exception of Mr. Myers’ August 13, 2011 grant, is scheduled to vest one-fourth per year on December 8 of 2011, 2012, 2013, and 2014, with a maximum term of seven years. Mr. Myers’ August 13, 2011 grant will vest one-fourth per year on August 13 of 2012, 2013, 2014, and 2015. Mr. Crawford’s option grant was forfeited on April 7, 2011, the date of his retirement (see note 6).

(4)

Option awards are valued based on the aggregate grant date fair value computed in accordance with FASB ASC 718, while our restricted stock awards are valued as of the grant date based on the probable outcome (see note 2 to the “Fiscal 2011 Summary Compensation Table”). For information relating to the assumptions made by us in valuing these awards to our Named Executive Officers, please see Note 18 to our consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended October 31, 2011.

(5)

As discussed in the CD&A, Messrs. Kitchen, Derbes, and Myers received two separate equity grants in fiscal 2011 – a grant of options and restricted stock regularly-scheduled in December 2010, and a second grant later in the fiscal year in connection with a promotion (options and restricted stock for Messrs. Kitchen and Derbes, options only for Mr. Myers).

(6)

Mr. Crawford retired from our Company on April 7, 2011, and therefore did not receive any annual incentive payment for fiscal 2011 performance. In addition, effective upon his retirement, Mr. Crawford forfeited all of his unvested equity awards that were outstanding on his retirement date, including all options and restricted stock awards granted in fiscal 2011 as reported in this table.

Annual Incentive Plan

The amounts included above as Non-Equity Incentive Plan Awards are amounts that the Named Executive Officers were eligible to earn through our annual incentive plan based on 2011 performance. As described further in the CD&A, our compensation committee set a threshold payout level, a target level, and a maximum level for fiscal 2011 for several different quantitative criteria for each executive. The threshold was equal to 40% of the target bonus opportunity and the maximum was equal to 200% of the target opportunity. Results that fall between the threshold, target, and maximum levels are pro-rated. The actual amounts paid for fiscal 2011 are provided in the “Fiscal 2011 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. The compensation committee has the discretion to determine whether the payments under the plan to the executive officers will be in cash or stock, or a combination of the two. For fiscal 2011, the compensation committee decided that the payment would be 100% cash.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth certain information about outstanding option and restricted stock awards held by the Named Executive Officers at the end of fiscal 2011.

	Option Awards						Stock Awards
	Securities Underlying Unexercised Options						Unvested Stock Awards			Unvested Equity Incentive Plan Awards
Name	Number Exercisable (#)		Number Unexercisable (#)		Exercise Price ($)	Expiration Date	Number of Shares (#)		Market Value(1) ($)	Number of Unearned Shares (#)		Market Value(1) ($)
Thomas M. Kitchen	186,800	(2)	—		6.90	12/20/2011	—		—	—		—
	60,000		—		7.37	5/14/2014	—		—	—		—
	40,000		40,000	(3)	3.09	1/5/2016	—		—	—		—
	20,000		60,000	(4)	5.14	12/16/2016	—		—	13,333	(5)	85,865
	—		150,000	(6)	6.22	12/8/2017	—		—	53,333	(7)	343,465
	—		70,000	(6)	6.34	12/8/2017	—		—	26,666	(7)	171,729
Lewis J. Derbes, Jr.	6,500		—		5.06	11/29/2012	—		—	—		—
	6,500		—		6.33	1/8/2014	—		—	—		—
	5,250		1,750	(8)	8.24	12/6/2014	—		—	—		—
	7,500		7,500	(9)	2.65	12/15/2015	1,167	(10)	7,515	—		—
	3,750		11,250	(11)	5.04	12/7/2016	—		—	2,666	(5)	17,169
	—		15,000	(6)	6.22	12/8/2017	—		—	5,333	(7)	34,345
	—		45,000	(6)	6.34	12/8/2017	—		—	14,666	(7)	94,449
Kenneth G. Myers, Jr.	6,500		—		5.35	6/21/2013	—		—	—		—
	6,500		—		6.33	1/8/2014	—		—	—		—
	5,625		1,875	(8)	8.24	12/6/2014	—		—	—		—
	4,500		—		7.57	6/26/2015	—		—	—		—
	30,000		30,000	(3)	3.09	1/5/2016	—		—	—		—
	15,000		45,000	(4)	5.14	12/16/2016	—		—	10,000	(5)	64,400
	—		70,000	(6)	6.22	12/8/2017	—		—	23,333	(7)	150,265
	—		7,500	(12)	5.70	8/13/2018	—		—	—		—
Lawrence B. Hawkins	46,700	(2)	—		6.90	12/20/2011	—		—	—		—
	41,607		—		5.86	5/11/2013	—		—	—		—
	40,000		—		6.33	1/8/2014	—		—	—		—
	15,000		—		8.47	12/19/2014	—		—	—		—
	25,000		25,000	(3)	3.09	1/5/2016	—		—	—		—
	12,500		37,500	(4)	5.14	12/16/2016	—		—	8,333	(5)	53,665
	—		60,000	(6)	6.22	12/8/2017				20,000	(7)	128,800
G. Kenneth Stephens, Jr.	46,700	(2)	—		6.90	12/20/2011	—		—	—		—
	41,607		—		5.86	5/11/2013	—		—	—		—
	40,000		—		6.33	1/8/2014	—		—	—		—
	15,000		—		8.47	12/19/2014	—		—	—		—
	25,000		25,000	(3)	3.09	1/5/2016	—		—	—		—
	12,500		37,500	(4)	5.14	12/16/2016	—		—	8,333	(5)	53,665
	—		60,000	(6)	6.22	12/8/2017				20,000	(7)	128,800
Thomas J. Crawford(13)	120,000		—		8.06	4/7/2012	—		—	—		—
	50,000		—		3.09	4/7/2012	—		—	—		—
	25,000		—		5.14	4/7/2012	—		—	—		—

(1)	Based on the closing market price of $6.44 on October 31, 2011, the last day of our 2011 fiscal year.

(2)	These options were forfeited on December 20, 2011.

(3)	One-half of this unvested option award vested on January 5, 2012 and the remainder will vest on January 5, 2013.

(4)	One-third of this unvested option award vested on December 16, 2011, and the remainder will vest in two equal installments on December 16 of 2012 and 2013.

(5)	These shares of performance-based restricted stock will vest on the last day of fiscal 2012 (October 31, 2012) only if the closing price of a share of Class A common stock meets or exceeds $8 for at least twenty consecutive trading days during the fiscal year. If the criteria is not met, the shares will not vest and will be forfeited.

(6)	One-fourth of this option award vested on December 8, 2011, and the remainder will vest in three equal installments on December 8 of 2012, 2013 and 2014.

(7)

These shares of performance-based restricted stock will vest on the last day of a given fiscal year if the closing price of a share of Class A common stock meets or exceeds a certain “target price” for at least twenty consecutive trading days during that fiscal year. The vesting schedule is as follows:

Portion of Awards Vesting	Vesting Date	Target Price
One-half	October 31, 2012	$8
All unvested shares	October 31, 2013	$9

If the 2012 portion does not vest, it will carry forward and vest (or be forfeited) with the 2013 tranche.

(8)	The unvested portion of this option award vested on December 6, 2011.

(9)	One-half of this unvested option award vested on December 15, 2011, and the remainder will vest on December 15, 2012.

(10)	This time-vested restricted stock award vested on January 5, 2012.

(11)	One-third of this unvested option award vested on December 7, 2011, and the remainder will vest in two equal installments on December 7 of 2012 and 2013.

(12)	This option award will vest in four equal annual installments on August 13 of 2012, 2013, 2014, and 2015.

(13)

Effective with his retirement on April 7, 2011, Mr. Crawford forfeited 203,333 shares of unvested restricted stock and unvested options relating to 345,000 shares of stock. He may exercise his vested options at any time prior to April 7, 2012 (one year following his retirement).

2011 Option Exercises and Restricted Stock Vested

The following table sets forth certain information about option exercises and the vesting of restricted stock during fiscal 2011 for the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Thomas M. Kitchen	—	—	53,335	343,477	(2)
Lewis J. Derbes, Jr.	—	—	13,834	89,452	(3)
Kenneth G. Myers, Jr.	—	—	21,667	139,535	(4)
Lawrence B. Hawkins	—	—	22,084	142,558	(5)
G. Kenneth Stephens, Jr.	—	—	22,084	142,558	(5)
Thomas J. Crawford(6)	—	—	—	—

(1)	Value realized on vesting is calculated on the basis of the closing market price per share on the date of vesting or, if there was no trading in our Class A common stock that day, the previous date on which our shares were traded.

(2)	Mr. Kitchen had 53,335 shares of restricted stock vest on October 31, 2011 (market price of $6.44/share).

(3)	Mr. Derbes had the following shares of restricted stock vest in fiscal 2011: 1,166 shares on January 5, 2011 (market price of $6.75/share) and 12,668 shares on October 31, 2011 (market price of $6.44/share).

(4)	Mr. Myers had 21,667 shares of restricted stock vest on October 31, 2011 (market price of $6.44/share).

(5)	Each of Messrs. Hawkins and Stephens had the following shares of restricted stock vest in fiscal 2011: 3,750 shares on January 8, 2011 (market price of $6.53/share on January 7, 2011); and 18,334 shares on October 31, 2011 (market price of $6.44/share).

(6)	Mr. Crawford retired from the Company on April 7, 2011. He did not have any option exercises or stock awards vest during fiscal 2011.

2011 Pension Benefits

The SERP provides retirement benefits to a select group of highly-compensated management employees. The SERP is an unfunded, nonqualified, noncontributory retirement plan. The following table provides information on the benefits provided to the Named Executive Officers through the SERP.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Thomas M. Kitchen	6.9(2)	1,664,651(3)	—
Lewis J. Derbes, Jr.	(4)	31,030(5)(6)	—
Kenneth G. Myers, Jr.	(4)	532,863(5)(6)	—
Lawrence B. Hawkins	(4)	1,964,921(5)	—
G. Kenneth Stephens, Jr.	(4)	616,037(5)(6)	—
Thomas J. Crawford	4.0	1,457,864(7)	39,908

(1)	The assumptions used in determining the present value of the accumulated SERP benefit as of the end of fiscal 2011 for all Named Executive Officers were as follows: a 4.15% discount rate, no pre-retirement turnover, no pre-retirement mortality, and a post-retirement mortality of RP 2000 White Collar with projected improvements to 2020.

(2)	As we describe in more detail below, the benefit for Mr. Kitchen is equal to 4% of final average salary for each year of service up to 40%.

(3)	The present value of the accumulated benefit for Mr. Kitchen is based on the retirement benefit that he would receive upon retirement at the end of 2011, which benefit is based on service and is not reduced due to age. If Mr. Kitchen were to retire after 10 years of service, assuming final average salary equal to 2011 fiscal year base salary, he would receive the maximum 40% benefit with a present value of $2,586,028.

(4)	Benefits for these executive officers are based upon age at retirement rather than years of credited service. However, Messrs. Derbes, Myers, Hawkins, and Stephens have 6.4, 5.7, 22.7, and 25.5 years of service, respectively, with our Company.

(5)	In determining the present value of these officers’ accumulated benefit, we assumed a retirement date of age 65 at which time each would be entitled to an unreduced benefit.

(6)	In determining the present value of accumulated benefit for Messrs. Derbes, Myers, and Stephens, none of whom has yet reached early retirement eligibility, we assumed that their benefits are earned ratably over the period beginning on the date they entered the plan (January 28, 2011 for Mr. Derbes, January 26, 2009 for Mr. Myers, and April 1, 2002 for Mr. Stephens) and ending when they reach early retirement eligibility.

(7)	Mr. Crawford retired on April 7, 2011 and began receiving SERP payments in the form of a 10-year certain and life annuity paid in bi-weekly installments of $3,628. The total payments made in fiscal 2011 were $39,908.

General SERP Terms

Each of the Named Executive Officers, except Mr. Crawford, currently are active participants in the SERP, although the terms of participation for Mr. Kitchen differ from the terms applicable to Messrs. Derbes, Myers, Hawkins, and Stephens. The compensation committee decides whether to add an officer as a SERP participant. Mr. Crawford, who had been a SERP participant during his employment, began receiving bi-weekly payments from the SERP following his April 7, 2011 retirement.

For SERP participants other than Mr. Kitchen, the earliest retirement date will be the latest to occur of (1) the participant’s 55th birthday, (2) the participant’s completion of 10 years of employment with us, or (3) completion of the participant’s fifth year in the SERP. A participant’s (or his beneficiary’s) receipt of unpaid benefits under the SERP is conditioned on the participant’s compliance with the SERP’s non-competition provisions following termination of employment.

Retirement Benefit. The SERP provides for a retirement benefit based solely on a percentage of “final average salary,” which is defined as the participant’s average monthly salary for the 36 months prior to his retirement date. Participants generally receive their benefit in the form of a bi-weekly life annuity unless they elect a joint-and-survivor annuity or a 10-years-certain-and-life annuity (in either case, the benefit will be the actuarial equivalent of a life annuity).

Change of Control Benefit. In the event of a change of control of the Company, each executive will receive a lump sum distribution of all benefits equal to the actuarial equivalent to the bi-weekly benefit he would receive had a change of control not occurred. In addition, a participant who is not yet entitled to an early retirement benefit under the SERP will receive a pro rata early retirement benefit in the event his employment is terminated following a change of control of the Company.

Death Benefit. The SERP also provides a death benefit if a participant who is retirement-eligible dies prior to termination of employment. If a surviving spouse is the only beneficiary, the spouse is entitled to a bi-weekly benefit for life equal to the pension the surviving spouse would have received if the participant had retired on the date of death, elected a joint-and-survivor annuity, and died prior to his first payment under the SERP. Any non-spousal beneficiary would receive a death benefit over 120 months, determined using the same assumptions used to calculate a spouse’s benefit except we will assume that the participant had elected a 10-years-certain-and-life annuity.

SERP Benefit for Mr. Kitchen

The SERP benefit for Mr. Kitchen is based upon years of service and final average salary. A benefit of 4% of final average salary vests for each year of service with the Company, up to 40% of final average salary after 10 years of service, with pro rata interim additions for each full two-week pay period in a partial year of service. In determining the present value of the accumulated benefits shown in the table above, the accumulated benefits for Mr. Kitchen is equal to the number of years of service multiplied by the 4% per year accrual rate. The accumulated benefits are not reduced due to age.

The following table estimates the SERP benefit Mr. Kitchen would receive under different scenarios:

Named Executive Officer	Currently Retirement Eligible?	Estimated SERP Benefit (based on final average salary)
		Retirement on October 31, 2011		Retirement at age 65(1)		Death on October 31, 2011
		Percentage of Final Salary	Annual Benefit for Life	Percentage of Final Salary	Annual Benefit for Life	Annual Benefit (2)
Thomas M. Kitchen	Yes	27.7%	$124,561	31.7%	$142,780	$104,557

(1)	Assumes final average salary equal to the average base salary over the prior three fiscal years.

(2)	Amount payable for life to the spouse of Mr. Kitchen.

SERP Benefits for Other Named Executive Officers

The fully-vested SERP benefit for Messrs. Derbes, Myers, Hawkins, and Stephens is also 40% of final average salary. If the executive elects early retirement between ages 55 and 65, benefits are reduced based on the number of years or partial years the early retirement date precedes age 65, to a minimum of 20%.

Mr. Hawkins is currently eligible for early retirement, but Messrs. Derbes, Myers, and Stephens are not. The earliest retirement date for either of Messrs. Stephens or Derbes is age 55, while the earliest retirement date for Mr. Myers is his tenth anniversary of service with the Company. The following table estimates the SERP benefits each of Messrs. Derbes, Myers, Hawkins, and Stephens would receive under different scenarios:

Named Executive Officer	Currently Eligible for Early Retirement?	Estimated SERP Benefit (based on final average salary)
		Retirement on October 31, 2011		Retirement at age 65(1)		Death on October 31, 2011
		Percentage of Final Salary	Annual Benefit for Life	Percentage of Final Salary	Annual Benefit for Life	Annual Benefit(2)
Lewis J. Derbes, Jr.	No	—	—	40%	$120,000	—
Kenneth G. Myers, Jr.	No	—	—	40%	$160,000	—
Lawrence B. Hawkins	Yes	36.2%	$149,885	40%	$163,307	$125,529
G. Kenneth Stephens, Jr.	No	—	—	40%	$130,000	—

(1)	Final average salary is based on the pay rate at the measurement date projected to unreduced retirement age assuming no future pay increases.

(2)	Amount payable for life to the spouse of Mr. Hawkins.

2011 Nonqualified Deferred Compensation

The following table describes the contributions, earnings and balance at the end of fiscal 2011 for each of the Named Executive Officers under our Deferred Compensation Plan.

Name	Executive Contributions in FY 2011(1) ($)	Company Contributions in FY 2011(2) ($)	Aggregate Earnings in FY 2011(3) ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at October 31, 2011(4) ($)
Thomas M. Kitchen	53,325	8,091	52,565	—		610,916
Lewis J. Derbes, Jr.	5,712	571	189	—		6,472
Kenneth G. Myers, Jr.	37,183	3,756	7,061	—		94,155
Lawrence B. Hawkins	—	—	6,844	—		75,834
G. Kenneth Stephens, Jr.	—	—	67,266	—		745,355
Thomas J. Crawford	89,755	6,856	49,671	577,453	(5)	—

(1)	All amounts reported in this column are also included in the column titled “Salary” in the “Summary Compensation Table.”

(2)	All amounts reported in this column are also included in the column titled “All Other Compensation” in the “Summary Compensation Table.”

(3)

Of the amounts reported in this column, the following amounts are also included in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table”: Mr. Kitchen – $33,754, Mr. Derbes – $121, Mr. Myers – $4,534, Mr. Hawkins – $4,395, Mr. Stephens – $43,194 and Mr. Crawford – $31,547.

(4)

Of the amounts reported in this column, the following aggregate amounts were included in the “Summary Compensation Table” as compensation earned in 2009 and 2010 for the following officers: Mr. Kitchen – $141,703, Mr. Myers – $50,002, Mr. Hawkins – $6,427, Mr. Stephens – $127,641 and Mr. Crawford – $340,866. No such amounts are included for Mr. Derbes, as he was not a Named Executive Officer for either fiscal 2009 or fiscal 2010.

(5)	Following Mr. Crawford’s retirement, he received a lump sum distribution of his Deferred Compensation Plan balance.

We have a qualified defined contribution retirement plan commonly known as a 401(k) plan in which substantially all employees may participate. We also have a nonqualified key employee defined contribution supplemental retirement plan, the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded plan that provides some of our highly compensated employees the opportunity to accumulate deferred compensation that cannot be accumulated under our 401(k) plan due to limitations imposed by tax laws. The amounts in the table above relate to our Deferred Compensation Plan.

Under the Deferred Compensation Plan, participants may contribute up to 15% of their earnings in excess of the amount of compensation that can be considered for purposes of the 401(k) plan. We credit to the participant a matching contribution at the same rate as the matching contribution we provide to our 401(k) plan participants, which, through February 28, 2010, was 50% of the first 6% of eligible compensation contributed. Effective March 1, 2010, the Company’s matching contribution was 25% of the first 6% of eligible compensation contributed. Company matching contributions vest in the same manner as those contributions under the 401(k) plan, which currently provides for full vesting after three years of service. Account balances are credited with interest at the rate of our weighted average cost of capital.

A participant or his beneficiary is entitled to receive amounts vested under the Deferred Compensation Plan in the event of termination of employment, retirement, disability or death. In addition, upon a change of control, the participant accounts become fully vested and payable. Distributions are made in cash via a lump sum. Participants may apply to receive distributions in the case of an unforeseeable emergency.

If their employment had terminated on October 31, 2011 (including due to retirement, disability or death), Messrs. Kitchen, Derbes, Myers, Hawkins, and Stephens would have been entitled to receive a lump sum distribution of $610,917, $6,472, $94,155, $75,834, and $745,355, respectively. Following Mr. Crawford’s retirement, he received a $577,453 lump sum payout from the Deferred Compensation Plan. These amounts represent the sum of each executive officer’s contributions, vested Company contributions, and any earnings on those contributions. Amounts payable under the Deferred Compensation Plan upon a change of control are described below under the heading “Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change of Control

The following information and table sets forth the amounts that would have been payable to each of our Named Executive Officers, except Mr. Crawford, under the various scenarios for termination of employment or a change of control of the Company had such scenarios occurred on October 31, 2011. For each such scenario, the table shows both payments that are triggered by the termination (“termination-related benefits”) or change of control, plus any payout of amounts the Named Executive Officer earned or accrued prior to termination, namely, balances under our Deferred Compensation Plan, accrued retirement benefits under the SERP, and the value of any vested but unexercised options. This table does not include amounts earned under qualified plans or accrued vacation. For amounts paid to Mr. Crawford in connection with his retirement during the fiscal year, please see the subsection entitled “Amounts Paid to Mr. Crawford upon Retirement” below.

Event	Thomas M. Kitchen		Lewis J. Derbes, Jr.		Kenneth G. Myers, Jr.		Lawrence B. Hawkins		G. Kenneth Stephens, Jr.
Involuntary Termination (without Cause or with Good Reason)
Cash severance payment	$600,000	(1)	$—		$—		$—		$—
Subtotal – Termination-Related Benefits	$600,000		$—		$—		$—		$—
Vested stock options(2)	$160,000		$43,360		$127,800		$128,532		$128,532
Present Value of SERP Payout	$1,664,651		$—		$—		$1,964,921		$—
Payout of Existing Deferred Comp Plan Balance	$610,917		$6,472		$94,155		$75,834		$745,355
Total	$3,035,568		$49,832		$221,955		$2,169,287		$873,887
Change in Control (No Termination)
Accelerated stock options(2)	$252,000		$51,975		$174,400		$145,700		$145,700
Accelerated vesting of restricted stock(2)	$601,058	(3)	$153,478	(3)	$214,665	(3)	$182,465	(3)	$343,465	(3)
Total	$853,058		$205,453		$389,065		$328,165		$489,165
Change in Control with Termination
Cash severance payment	$1,620,687	(4)	$425,056	(5)	$575,701	(5)	$687,600	(5)	$498,021	(5)
Accelerated stock options(2)	$252,000		$51,975		$174,400		$145,700		$145,700
Accelerated vesting of restricted stock(2)	$601,058	(3)	$153,478	(3)	$214,665	(3)	$182,465	(3)	$343,465	(3)
Additional SERP Benefit	$—	(6)	$23,918	(7)	$433,623	(7)	$—	(6)	$579,664	(7)
Subtotal – Termination-Related Benefits	$2,473,745		$654,427		$1,398,389		$1,015,765		$1,566,850
Vested stock options(2)	$160,000		$43,360		$127,800		$128,532		$128,532
Present Value of SERP Payout	$1,664,651		$—		$—		$1,964,921		$—
Payout of Existing Deferred Comp Plan Balance	$610,917		$6,472		$94,155		$75,834		$745,355
Total	$4,909,313		$704,259		$1,620,344		$3,185,052		$2,440,737
Any Other Termination (No Termination-Related Benefits)
Vested stock options(2)	$160,000		$43,360		$127,800		$128,532		$128,532
Present Value of SERP Payout	$1,664,651		$—		$—		$1,964,921		$—
Payout of Existing Deferred Comp Plan Balance	$610,917		$6,472		$94,155		$75,834		$745,355
Total	$2,435,568		$49,832		$221,955		$2,169,287		$873,887

(1)	This amount represents a single year’s base salary per the terms of Mr. Kitchen’s employment agreement.

(2)

The value of restricted stock is based on the closing price of our common stock on October 31, 2011. The value for the stock options is based on the difference between the exercise price of the related stock options and the closing price of our common stock on October 31, 2011. To the extent that the value of the closing price of one share of our common stock on October 31, 2011 was less than the exercise price, no value is included for the related stock options.

(3)	These amounts reflect the value of restricted stock that would vest under the terms and conditions of the respective grants.

(4)

This amount would be payable to Mr. Kitchen under his employment agreement in the event his employment was terminated without cause or for good reason within two years after a change of control. Mr. Kitchen would be paid two years’ base salary and guaranteed a bonus for the completed year equal to the average bonus paid to him over the last three years.

(5)

These amounts are payable to Messrs. Derbes, Myers, Hawkins, and Stephens under the Retention Plan in the event their employment is terminated without cause or for good reason within one year after a change of control. The amounts in the table reflect a cash payment equal to the sum of one year’s base salary, the average bonus paid to such officer over the last three years and twelve months of health and dental insurance premiums.

(6)	Messrs. Kitchen and Hawkins are not entitled to additional benefits under the SERP upon termination following a change of control.

(7)

This amount reflects the value of the SERP benefit that Messrs. Derbes, Myers and Stephens would receive if they are terminated before reaching early retirement eligibility and following a change of control.

Payments Upon Termination

Under Mr. Kitchen’s employment agreement, if the Company terminates his employment without “cause” or if he resigns with “good reason” as those terms are defined in the agreement, he would be entitled to severance equal to one year’s base salary paid over a two-year period (unless such termination occurs within the two years following a change of control, as discussed below). Under the agreement, Mr. Kitchen is prohibited from competing with our Company for two years after termination of his employment for any reason, and his receipt of severance benefits is conditioned upon his continued compliance with those non-competition provisions.

Change of Control Benefits

Equity Awards. All of the stock options and restricted stock issued to our Named Executive Officers become exercisable, and the restrictions lapse, upon a change of control.

Deferred Compensation Plan. Pursuant to our Deferred Compensation Plan, any unvested amounts become fully vested upon a change of control. However, because they have completed more than three years of service with us, all of our Named Executive Officers are currently fully vested in the Deferred Compensation Plan.

SERP. Messrs. Derbes, Myers and Stephens are not yet entitled to an early retirement benefit under the SERP, but will receive a pro rata benefit in the event of termination before reaching early retirement eligibility and following a change of control.

Employment Agreement with Mr. Kitchen. Mr. Kitchen’s employment agreement provides him with certain change of control benefits. The term of Mr. Kitchen’s employment under the agreement continues through April 7, 2014, but if a change of control occurs on or prior to that date, the employment term will continue for the longer of the remaining term or two years, subject to earlier termination of the agreement as provided therein. For each full fiscal year in which Mr. Kitchen is employed between a change of control and the second anniversary of the change of control, he will be guaranteed to receive a bonus at least equal to the “average bonus” – i.e., the average bonus paid to him for the last three completed fiscal years prior to the change of control.

If Mr. Kitchen is terminated without cause or resigns with good reason within two years after a change of control, he would be entitled to severance equal to two years’ base salary, plus a pro rata average bonus for the year of termination. The agreement provides that any change of control severance benefits that are not paid out immediately will be contributed to a rabbi trust. The agreement also provides a cut-back of any change of control benefits to avoid parachute payment excise taxes if Mr. Kitchen would receive greater after-tax benefits with a cut-back than he would receive if he had been paid the unreduced benefit and paid the excise tax. The non-competition provisions of Mr. Kitchen’s employment agreement would continue to apply after a change of control. For more information, please see the section entitled “Executive Compensation – Employment Agreements.”

Retention Plan. In fiscal 2008, the Company adopted a Retention Plan for key employees, in which Messrs. Derbes, Myers, Hawkins, and Stephens currently participate. The purpose of the plan is to encourage the continued employment of key management personnel in the event of an impending change of control of the Company and to alleviate concerns about the possible loss of employment upon a change of control. Mr. Kitchen may also participate in the Retention Plan, but only if the Retention Plan provides him with benefits that are more favorable than the benefits provided through his employment agreement (as described above).

The Retention Plan provides that if a change of control occurs, employment of a participant will continue through the first anniversary of the change of control on equivalent terms, including a guaranteed annual cash bonus for the fiscal year ending during this period in an amount at least equal to the “average bonus” – i.e., the average bonus paid to the executive for the last three completed fiscal years prior to the change of control.

If, during this one-year period, the Company terminates the participant’s employment without cause or the participant terminates employment for good reason, then the participant will receive a cash payment equal to the sum of one year of base salary plus the average bonus. In addition, for a period of twelve months following termination, the Company will continue to provide the participant with health and dental insurance at terms no less favorable than those in effect immediately preceding the change of control.

Amounts Paid to Mr. Crawford upon Retirement

Mr. Crawford served as our President, Chief Executive Officer, and a member of our board until his retirement on April 7, 2011. Upon his retirement, all of Mr. Crawford’s outstanding unvested options and unvested shares of restricted stock were forfeited. In order to assist with the transition, Mr. Crawford served as a consultant for our Company for a 60-day period following his retirement, for which he was paid a total of $62,000. He did not receive any severance benefits or additional credit to his non-qualified plans, but began receiving SERP payments in the form of a 10-year certain life annuity paid in bi-weekly installments of $3,628. The total SERP payments made to Mr. Crawford in fiscal 2011 were $39,908. He also received a lump sum payout of his entire Deferred Compensation Plan balance, equal to $577,453.

PROPOSAL TO APPROVE

THE STEWART ENTERPRISES, INC. EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(PROPOSAL 3)

Upon the recommendation of our compensation committee, our board unanimously approved, and recommends that our shareholders approve, the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan (the “Incentive Plan”). We propose to pay annual incentive bonuses to certain of our designated executive officers for fiscal year 2013 and future years pursuant to the Incentive Plan. The Incentive Plan is summarized below and the full text of the Incentive Plan is attached to this proxy statement as Appendix A. Because this is a summary, it may not contain all the information that may be important to you. You should read Appendix A carefully before you decide how to vote on this proposal.

Purpose of the Proposal

Under Section 162(m) of the Code, we may not deduct more than $1 million per year for compensation paid or accrued to our Chief Executive Officer or the four other most highly compensated executive officers of our Company. An exclusion from the $1 million per officer limitation is available for compensation that satisfies the shareholder approval and other requirements provided in Section 162(m) for qualified “performance-based compensation.” The purpose of submitting the Incentive Plan to the shareholders is to qualify the quantitative portion of the annual incentive bonus to be paid to each participating executive officer as performance-based compensation that will be excluded from the $1 million limit on tax deductible compensation under Section 162(m).

Terms of the Incentive Plan

Administration of the Incentive Plan. If approved at the 2012 annual meeting, the Incentive Plan will be administered by the compensation committee of our board or, if necessary, a subcommittee of the compensation committee comprised of compensation committee directors who qualify as “outside directors” for purposes of Section 162(m) (in either case, referred to in this proposal as “the compensation committee” or the “committee”). The committee will have the power to designate participants, establish performance goals and objectives, adopt appropriate regulations, certify the achievement of performance goals, and make all determinations necessary for the administration of the Incentive Plan.

Eligibility. Any executive officer may be designated by our compensation committee as a participant in the Incentive Plan for any year. We currently have 13 executive officers who participate in the plan. Our compensation committee will designate prior to January 29 of each year the executive officers who will participate in the Incentive Plan that year.

Incentive Bonus. Under the Incentive Plan, each participant will be eligible to earn a specified bonus amount based upon the achievement of pre-established quantitative performance goals. Participants will also be eligible to be paid an additional specified amount under the Incentive Plan based upon a subjective qualitative evaluation of the participant’s annual performance. Since the qualitative portion of the bonus is not formulaic, it will not meet the requirements to qualify as performance-based compensation under Section 162(m).

The participants and the performance goals for each year must be established prior to January 29. The quantitative performance goals for each year will be based upon one or more of the following criteria relating to our Company or one or more of its divisions, segments, subsidiaries, or lines of business: earnings per share; an economic value-added measure; shareholder return or total shareholder return; earnings or earnings before interest, taxes depreciation and amortization; stock price; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Incentive Plan to exclude the effect of non-recurring transactions, changes in accounting standards, extraordinary items, the effects of changes in tax laws applicable to the Company during the plan year, or discontinued operations. The compensation committee may also specify other annual adjustments before January 29 of each year. For each year that the Incentive Plan is in effect, the compensation committee may change the performance goals permitted under the Incentive Plan and targets that must be met.

No participant may be paid a bonus under the Incentive Plan of more than $1,500,000 for any fiscal year. Our compensation committee has the discretion to decrease but not increase the amount of the bonus paid to a participant from the amount that is payable under the terms of the pre-established quantitative criteria for the applicable year. The compensation committee has the authority to decrease or increase the qualitative portion for each year, but only if in the opinion of outside counsel it is concluded that increases in the qualitative portion would not affect the qualification of the quantitative portion as performance-based under Section 162(m). Our compensation committee may determine to pay bonuses under the Incentive Plan in whole or in part in cash or stock. Any such stock will be issued through our stock-based incentive plans. Prior to the payment of annual bonuses under the Incentive Plan, our compensation committee must certify that the performance goals and the applicable conditions to the payment of the bonus have been met.

Termination of Employment. A participant must be employed at the end of a fiscal year in order to receive a bonus under the Incentive Plan, unless our compensation committee determines otherwise in the case of death, disability, retirement, or other special circumstances.

Amendment to the Incentive Plan. Our compensation committee may amend, suspend or terminate the Incentive Plan at any time. Any amendment or termination of the Incentive Plan shall not, however, affect the right of a participant to receive any earned bonus for a completed fiscal year that has not yet been paid.

Term of the Incentive Plan. The Incentive Plan applies to each of the five fiscal years during the period beginning November 1, 2012 and ending October 31, 2017, unless terminated earlier by the compensation committee.

Bonuses to be Paid. If the Incentive Plan is not approved at the 2012 annual meeting, we would not make any incentive awards to participants under the Incentive Plan, but participants would instead be permitted to participate in the Company’s other bonus plans or arrangements in order to provide total compensation commensurate with their responsibilities.

Section 162(m). Nothing in the Incentive Plan precludes our board or its committees from making additional payments or special awards in their discretion outside of the Incentive Plan that may not qualify as performance-based compensation under Section

162(m).

Plan Benefits

For information as to the bonuses that would have been paid to the executive officers under the Incentive Plan for the last fiscal year if the Incentive Plan had been in effect, please see the amounts reflected in the non-equity plan compensation column included in the Summary Compensation Table under “Executive Compensation.”

Vote Required

Approval of the Incentive Plan requires the affirmative vote of the holders of at least a majority of the voting power present in person or represented by proxy and entitled to vote on the proposal at the 2012 annual meeting. See “Other Matters – Quorum and Voting of Proxies.”

Our board unanimously recommends a vote “FOR” approval of the

Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan.

PROPOSAL TO APPROVE

THE AMENDED AND RESTATED STEWART ENTERPRISES, INC. 2010 STOCK INCENTIVE PLAN

(PROPOSAL 4)

Upon the recommendation of our compensation committee, our board unanimously approved, and recommends that our shareholders approve, the Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan (the “Amended and Restated Plan”) to, among other things, increase the number of shares available for issuance and extend its term by two years. The Amended and Restated Plan is summarized below and the full text of the Amended and Restated Plan is attached to this proxy statement as Appendix B. Because this is a summary, it may not contain all the information that may be important to you. You should read Appendix B carefully before you decide how to vote on this proposal.

Purpose of the Proposal

We are seeking to amend and restate the Stewart Enterprises, Inc. 2010 Stock Incentive Plan (the “Original Plan”) in order to (1) increase the number of issuable shares from 5,000,000 to 9,000,000 shares, (2) increase the number of shares issuable to officers, employees, consultants and advisors without compliance with certain minimum vesting requirements from 250,000 to 450,000 shares (5% of the overall total), and (3) extend the Original Plan’s term from April 8, 2020 to April 19, 2022, which is 10 years after the 2012 annual meeting.

The Original Plan was adopted by our board and approved by our shareholders on April 8, 2010. As of January 31, 2012, following our fiscal 2012 grants to directors, executive officers, and other key employees, there were 1,598,987 shares remaining available for issuance under the Original Plan.

We believe that providing officers, directors, employees, consultants, and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while simultaneously enhancing shareholder value. Employee equity ownership is a significant contributing factor in achieving superior corporate performance, but we recognize that increasing the number of available shares under incentive plans may potentially dilute the equity ownership of our current shareholders.

Over the past two fiscal years, a significant number of shares of restricted stock have been forfeited as the underlying performance conditions were not met. While we believe in our pay-for-performance philosophy and have continued to make performance-based grants of restricted stock to our executive officers, these forfeitures, combined with our increased emphasis on equity compensation, have depleted the shares available for grant under the Original Plan. Accordingly, we are seeking to increase the number of shares available for issuance under the Original Plan. If the Amended and Restated Plan is not approved, we will continue to use the shares currently available under the Original Plan. We believe that the Amended and Restated Plan will be integral to our continued ability to attract, retain, and motivate key personnel and board members in a manner aligned with the interests of shareholders.

Terms of the Amended and Restated Plan

Administration of the Amended and Restated Plan. The compensation committee of our board (or a subcommittee thereof) will generally administer the Amended and Restated Plan, and has the authority to make awards under the Amended and Restated Plan and to set the terms of the awards. Our compensation committee will also generally have the authority to interpret the Amended and Restated Plan, to establish any rules or regulations relating to the Amended and Restated Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Amended and Restated Plan. Subject to the limitations specified in the Amended and Restated Plan, our compensation committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligibility. Officers, directors, key employees of our Company and consultants and advisors to our Company will be eligible to receive awards (“Incentives”) under the Amended and Restated Plan when designated as participants. We currently have 13 executive officers and six non-employee directors (“Outside Directors”) who are eligible to receive Incentives under the Amended and Restated Plan. Additionally, approximately 135 key employees currently participate in our Company’s stock incentive plans. Incentives under the Amended and Restated Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Code;

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units; and

•	other stock-based awards.

Each type of Incentive is discussed in greater detail in “Types of Incentives” below.

Shares Issuable Through the Amended and Restated Plan. A total of 9,000,000 shares of our Class A common stock are authorized to be issued under the Amended and Restated Plan, representing approximately 10.36% of our outstanding Class A and Class B common stock. The closing sale price of a share of our Class A common stock, as quoted on the NASDAQ Global Select Market on February 21, 2012, was $6.40.

Limitations and Adjustments to Shares Issuable Through the Amended and Restated Plan. The Amended and Restated Plan limits the Incentives granted to any single participant in a fiscal year to no more than 2,000,000 shares of our Class A common stock. Grants of restricted stock, restricted stock units, or other stock-based amounts are generally subject to minimum vesting periods, except that grants of up to an aggregate of 450,000 shares may be made without compliance with these minimums. These minimum vesting periods, as well as certain exceptions to the minimum vesting periods, are discussed below under “Restricted Stock.” The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is 2,500,000. The maximum value of another stock-based award that is valued in dollars (whether or not paid in Class A common stock) and scheduled to be paid out to any single participant in any fiscal year is $2,000,000.

For purposes of determining the maximum number of shares of Class A common stock available for delivery under the Amended and Restated Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Amended and Restated Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Amended and Restated Plan limits, rather than the net number of shares delivered upon exercise.

Proportionate adjustments will be made to all of the share limitations provided in the Amended and Restated Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of Class A common stock. Further, the committee may adjust the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Amended and Restated Plan. Our board may amend or discontinue the Amended and Restated Plan at any time. However, our shareholders must approve any amendment that would:

•	materially increase the benefits accruing to participants;

•	materially increase the number of issuable shares;

•	materially expand the classes of persons eligible to participate;

•	expand the types of awards available for grant;

•	materially extend the term of the Amended and Restated Plan;

•	reduce the price at which Class A common stock may be offered through the Amended and Restated Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Amended and Restated Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Amended and Restated Plan. No Incentives may be granted under the Amended and Restated Plan more than ten years after the date the Amended and Restated Plan is approved by our shareholders.

Incentive Agreements. Grants of Incentives will be subject to the terms and conditions of the Amended and Restated Plan and may also be subject to additional restrictions imposed by the Committee and detailed in an incentive agreement between the Company and the participant. An agreement’s additional restrictions may include provisions requiring the forfeiture of outstanding Incentives in the event of the participant’s termination of employment, pursuant to the Clawback Policy, or, in the case of performance-based grants, if applicable goals or targets are not met.

Types of Incentives. Each type of Incentive that may be granted under the Amended and Restated Plan is described below.

Stock Options – A stock option is a right to purchase shares of Class A common stock from the Company. The committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of Class A common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the committee, but may not exceed ten years. The committee may accelerate the exercisability of any stock option at any time. As noted above, the committee may not, without the prior approval of our shareholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of Class A common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of Class A common stock, unless approved by our Company’s shareholders. The Amended and Restated Plan permits the Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

The option exercise price may be paid in cash, by check, in shares of common stock, through a “cashless” exercise arrangement with a broker approved by our Company, if approved by the committee, through a net exercise procedure, or in any other manner authorized by the committee.

Stock Appreciation Rights – A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of Class A common stock determined by dividing the product of the number of shares for which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise. The committee will determine the base price used to measure share appreciation, which may not be less than the fair market value of a share of Class A common stock on the date of grant, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The committee may accelerate the exercisability of any stock appreciation right at any time. The Amended and Restated Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

Restricted Stock – Shares of restricted stock are shares of Class A common stock granted by the committee and made subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). The restricted period must be a minimum of three years with the following exceptions: shares vesting based on the attainment of performance goals, shares granted to Outside Directors, and shares issued in payment of amounts earned under our annual incentive plan. The Amended and Restated Plan permits incremental vesting of portions of the award over the three-year period. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants, or advisors must be at least one year. In addition to these exceptions, an aggregate total of 450,000 shares of restricted stock, restricted stock units, or other stock-based awards may be granted under the Amended and Restated Plan without compliance with these minimum vesting periods. Subject to the restrictions provided in the applicable incentive agreement and the Amended and Restated Plan, a participant receiving restricted stock may have all of the rights of a shareholder as to such shares, including the right to receive dividends.

Restricted Stock Units – A restricted stock unit, or RSU, represents the right to receive from our Company one share of Class A common stock on a specific future vesting or payment date. Restricted stock units are subject to the same minimum vesting requirements and exceptions described above for restricted stock. Subject to the restrictions provided in the applicable incentive agreement and the Amended and Restated Plan, a participant receiving RSUs has no rights as a shareholder as to such units until shares of Class A common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

Other Stock-Based Awards – The Amended and Restated Plan also permits the committee to grant to participants awards of shares of Class A common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of Class A common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions as described above for restricted stock and restricted stock units.

Performance-Based Compensation Under Section 162(m). Performance-based compensation that meets the requirements of Section 162(m) of the Code does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and stock appreciation rights granted in accordance with the terms of the Amended and Restated Plan will qualify as performance-based compensation under Section 162(m) of the Code.

Grants of restricted stock, restricted stock units, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Amended and Restated Plan, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions, segments, subsidiaries, or lines of business: earnings per share; an economic value-added measure; shareholder return or total shareholder return; earnings or earnings before interest, taxes, depreciation and amortization; stock price; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Amended and Restated Plan to exclude the effects of non-recurring transactions or changes in accounting standards.

Our compensation committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Amended and Restated Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be re-approved by our shareholders every five years.

Termination of Employment or Service. If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives may be exercised, will vest, or will expire at such times as may be determined by the committee and as provided in the applicable incentive agreement.

Change of Control. In the event of a change of control of our Company, as defined in the Amended and Restated Plan or in an Incentive agreement, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, unless otherwise provided in the incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to have been achieved.

In addition, upon a change of control, our compensation committee will have the authority to take a variety of actions regarding outstanding Incentives. Within a certain time frame and under specific conditions, our compensation committee may:

•	accelerate the vesting of any Incentives that did not automatically accelerate under the Amended and Restated Plan or the applicable incentive agreement;

•	require that all outstanding Incentives be exercised by a certain date;

•

require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Amended and Restated Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our compensation committee deems necessary to reflect our corporate changes; or

•

provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a shareholder.

Transferability of Incentives. The Incentives awarded under the Amended and Restated Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Code), or (d) as to options only, if permitted by the committee and so provided in the applicable incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Amended and Restated Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our Company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act, is subject to the committee’s right of disapproval.

Purchase of Incentives. The committee may approve the purchase by our Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Awards to Be Granted

If our shareholders approve the Amended and Restated Plan at the annual meeting, grants of awards to employees, officers, directors, consultants, and advisors will be made in the future by the committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Amended and Restated Plan are summarized below. Participants who are granted Incentives under the Amended and Restated Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options. Normally, a participant who is granted a stock option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted.

When a non-qualified stock option granted under the Amended and Restated Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights. Generally, a participant who is granted a stock appreciation right under the Amended and Restated Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards. Generally, a participant who is granted another stock-based award under the Amended and Restated Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A. If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code (“Section 409A”), the Incentive will be structured to comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting, or payout of an Incentive is accelerated, on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Amended and Restated Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Vote Required

Approval of the Amended and Restated Plan requires the affirmative vote of the holders of at least a majority of the voting power present in person or represented by proxy and entitled to vote on the proposal at the 2012 annual meeting. See “Other Matters – Quorum and Voting of Proxies.”

Our board unanimously recommends a vote “FOR” approval of the

Amended and Restated Stewart Enterprises, Inc. 2010 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under equity compensation plans as of October 31, 2011:

Equity Compensation Plan Information as of October 31, 2011
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/Sh)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (2) (#)
Equity compensation plans approved by security holders	3,765,633	$5.67	3,694,726
Equity compensation plans not approved by security holders	—	—	—

Total	3,765,633	$5.67	3,694,726

(1)

The weighted average term of these outstanding options is 4.7 years. In addition to these outstanding options, 361,979 restricted shares of Class A common stock are issued and outstanding under our stock incentive plans.

(2)

Includes 3,295,340 shares of our Class A common stock remaining available for issuance under the Original Plan, which may be issued as stock appreciation rights, restricted stock, performance shares or stock awards, and 399,386 shares remaining to be granted under the 2003 Employee Stock Purchase Plan.

Since October 31, 2011, we have granted 67,853 shares as equity compensation to Outside Directors, 444,500 shares of restricted stock, and options to acquire 1,191,500 shares. In addition, options relating to 325,824 shares have been exercised or forfeited, and 19,665 shares of restricted stock have vested or been forfeited. The following table provides information about our common stock that may be issued under equity compensation plans as of January 31, 2012:

Equity Compensation Plan Information as of January 31, 2012
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($/Sh)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(2) (#)
Equity compensation plans approved by security holders	4,631,309	$5.75	1,983,440
Equity compensation plans not approved by security holders	—	—	—

Total	4,631,309	$5.75	1,983,440

(1)

The weighted average term of these outstanding options is 5.1 years. In addition to these outstanding options, 786,814 restricted shares of Class A common stock are issued and outstanding under our stock incentive plans.

(2)

Includes 1,598,987 shares of our Class A common stock remaining available for issuance under the Original Plan, which may be issued as stock appreciation rights, restricted stock, performance shares or stock awards, and 384,453 shares remaining to be granted under the 2003 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT

In order to issue this Audit Committee Report, the audit committee has met and held discussions with management, our internal auditors and our independent registered public accounting firm. Management represented to the audit committee that our Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly present, in all material respects, the financial condition, results of operations and cash flows of our Company as of and for the periods presented in the financial statements. The audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (Public Company Accounting Oversight Board (“PCAOB”), Professional Standards, AU Section 380).

In addition, the audit committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and our management, including matters in the written disclosures and letter provided by the firm to the audit committee as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The independent registered public accounting firm has represented to the Company that they are independent under applicable rules of the SEC.

The audit committee has discussed with our internal auditors and our independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee has met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our Company’s internal controls over financial reporting and the overall quality of our Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited consolidated financial statements be included in our Company’s annual report on Form 10-K for the year ended October 31, 2011, for filing with the SEC.

The following table lists the aggregate fees and costs billed by PricewaterhouseCoopers LLP, the member firms of PricewaterhouseCoopers International Limited, and their respective affiliates to our Company for the fiscal years ended October 31, 2011 and 2010.

	Amount Billed for Fiscal Year Ended
	October 31, 2011	October 31, 2010
Audit Fees(1)	$1,453,000	$1,416,900
Tax Fees(2)	78,557	27,904
All Other Fees	—	—

Total Fees Paid	$1,531,557	$1,444,804

(1)

Consists of aggregate fees and costs for professional services rendered in connection with the annual audit of our financial statements and internal controls over financial reporting, SEC review, comfort letters issued in connection with our debt refinancing, statutory audits including the audit of Investors Trust, Inc., and fees for reviewing the financial statements included in our Company’s Forms 10-Q during the fiscal years ended October 31, 2011 and 2010.

(2)

Relates to aggregate fees and costs for professional services rendered in connection with our tax compliance, including the preparation of international tax returns for the fiscal years ended October 31, 2011 and 2010.

The audit committee has determined that the provision of the services described above is compatible with maintaining the principal accountant’s independence from our Company.

The audit committee’s charter provides that the committee will pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm. The audit committee may delegate authority to pre-approve audit services, other than the audit of the Company’s annual financial statements, and permitted non-audit services to one or more committee members, provided that the decisions made pursuant to this delegated authority must be presented to the full committee at its next scheduled meeting for ratification. Pursuant to its charter, the committee has adopted procedures for the pre-approval of services by the Company’s independent registered public accounting firm. The committee will, on an annual basis, retain the independent registered public accounting firm and pre-approve the scope of all audit services and specified audit-related services. The chair of the committee or the full committee must pre-approve the firm’s review of any registration statements containing or incorporating by reference the firm’s audit report and the provision of any related consent and the preparation and delivery of any comfort letters. The committee has pre-approved the independent registered public accounting firm’s providing advice regarding isolated accounting and tax matters up to $25,000 per calendar quarter. Any other permitted non-audit services must be pre-approved by either the chair or the full audit committee, but if approved by the chair it will be reported to the full committee at the next meeting. In fiscal year 2011, 100% of the services provided to the Company by the independent registered public accounting firm were pre-approved in compliance with the policies described above.

Submitted by the Audit Committee:

Ashton J. Ryan, Jr., Chairman             John B. Elstrott, Jr.             Alden J. McDonald, Jr.             Ronald H. Patron

PROPOSAL TO RATIFY THE RETENTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 5)

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended October 31, 2011. The audit committee has retained PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012, which retention will be submitted to the shareholders for ratification. If the shareholders do not ratify the retention of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present in person or represented by proxy and entitled to vote on the proposal at the annual meeting, the retention will be reconsidered by the audit committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

The board of directors unanimously recommends that shareholders vote FOR the proposal to ratify the retention of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending

October 31, 2012.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our Code of Business Conduct and Ethics requires our directors and executive officers to disclose to the audit committee of the board of directors any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Such a conflict of interest may be permitted only if it is approved in writing by the audit committee, which the committee would do only if it determined that the transaction or relationship was in the best interests of our Company. Directors and executive officers are required to certify annually that they have complied with the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics describes a conflict of interest as “any situation that would create a conflict between their own interests (i.e., those of directors, officers and employees) and the interests of the Company. Personal interest that causes a conflict may extend to a family member, friend, or other associate of a director, officer or employee, rather than directly to those persons.” The Code of Business Conduct and Ethics does not attempt to describe or define every conflict of interest, but rather sets forth general principles and provides examples. Our Code of Business Conduct and Ethics is available on our website at www.stewartenterprises.com. In addition, each year in connection with the preparation of our annual report on Form 10-K and proxy statement, our directors and executive officers are required to complete a detailed questionnaire that, among other things, requires disclosure of transactions with related persons as defined in Regulation S-K Item 404(a). Our audit committee charter requires that the audit committee review and approve all such transactions, regardless of size.

In January 1998, we discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., our Chairman. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685,000 from us pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to our cost of borrowing under our revolving credit facility and is payable when the principal becomes due. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain beneficiaries of The Stewart Family Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the board of directors. The outstanding balance of the loan at October 31, 2011, including accrued interest, was approximately $1,435,214.

The father of G. Kenneth Stephens, Jr., Senior Vice President—Eastern Division, has an 81% ownership interest in Cemetery Funeral Supply, Inc., one of our vendors. For the year ended October 31, 2011, we paid Cemetery Funeral Supply, Inc. $227,110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. Based solely on a review of copies of such forms, or written representations that no filings were required, we believe that all such required reports were filed on a timely basis during fiscal year 2011.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of our Company’s total voting power is necessary to constitute a quorum. If a quorum is present, directors will be elected by plurality vote while other proposals will each require the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote with respect to such proposal at the annual meeting. With respect to any matter that is properly brought before the meeting, other than the election of directors, abstentions will have the effect of a vote against the proposal, and broker non-votes will be counted as not present with respect to the proposal. Abstentions, broker non-votes, and withheld votes will have no effect on the plurality vote for the election of directors. Shares represented at the meeting by proxies reflecting a vote on any proposal, along with broker non-votes, will be counted as present for quorum purposes.

All properly submitted proxies received by us will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named above, and for each of the other proposals described in this Proxy Statement. The board of directors does not know of any matters to be presented at our 2012 annual meeting other than those described in this proxy statement. However, if any other matters properly come before the meeting or any adjournment of the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Shareholder Proposals

Any shareholder who desires to present a proposal for inclusion in our proxy materials relating to our 2013 annual meeting must forward the proposal to our Secretary at the address shown on the first page of this Proxy Statement in time to arrive at our offices no later than November 2, 2012.

All shareholder proposals must comply with Section 2.14 of our bylaws in order to be eligible for consideration at a shareholders’ meeting. Our bylaws are filed with the SEC, and shareholders should refer to the bylaws for a complete description of the requirements. Any shareholder who wishes to present a proposal at our 2013 annual meeting must give us notice in advance of the meeting. The notice must be received by our Secretary no later than November 2, 2012, although this date will change in accordance with our bylaws if the date of our 2013 annual meeting is 30 calendar days earlier or later than April 19, 2013. The notice must contain (1) a complete and accurate description of the proposal; (2) a statement that the shareholder (or the shareholder’s legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities entitled to vote at the meeting through the meeting date; (3) the shareholder’s name and address and the number of shares of our voting securities that the shareholder holds of record and beneficially as of the notice date; and (4) a complete and accurate description of any material interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Lisa T. Winningkoff

Lisa T. Winningkoff

Secretary

Jefferson, Louisiana

March 6, 2012

APPENDIX A

STEWART ENTERPRISES, INC.

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

(For Fiscal Years Ending 2013 – 2017)

1.

Purpose. The purpose of the Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan (the “Plan”) is to advance the interests of Stewart Enterprises, Inc. (the “Company”) by providing an annual incentive bonus to be paid to certain designated executive officers of the Company based on the achievement of pre-established performance goals.

2.

Qualification as Performance-Based Compensation. The Plan provides for an opportunity to earn an incentive bonus, part of which is earned based on the achievement of pre-established quantitative performance criteria and part of which is earned based upon qualitative performance criteria. It is the Company’s intention to structure and operate the Plan such that the quantitative portion of the incentive bonus will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) and be fully deductible by the Company for federal income tax purposes.

3.

Shareholder Approval. For purposes of qualifying the quantitative portion of the annual incentive bonus as performance-based compensation under Section 162(m), the payment of any bonus hereunder is subject to the approval of the Plan, including the material terms of performance goals used in the Plan, by the shareholders of the Company.

4.

Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or, if all of the members of the Compensation Committee do not qualify as “outside directors” under Section 162(m), by a subcommittee of the Compensation Committee, all of the members of which qualify as “outside directors.” The authority of the committee or subcommittee that administers the Plan (the “Committee”) shall include, in particular, authority to:

4.1	designate participants for a particular year;

4.2	establish performance goals and objectives for a particular year;

4.3	establish regulations for the administration of the Plan and make all determinations deemed necessary for the administration of the Plan; and

4.4	certify as to whether performance goals have been met.

5.	Eligibility. The Committee shall designate no later than January 29 of each fiscal year the executive officers of the Company who shall participate in the Plan that year.

6.

Incentive Bonus. No later than January 29 of each year for which a bonus is to be payable hereunder (a “Plan Year”), the Committee shall establish the performance goals for that year, the objective criteria pursuant to which the quantitative portion of the bonus for that year is to be payable and the factors that will be considered in determining the qualitative portion of the bonus. No participant may be paid a bonus for any Plan Year in excess of $1,500,000. The Committee has the discretion to decrease, but not increase, the amount of the bonus that is payable under the terms of the pre-established quantitative criteria for the applicable year. The Committee has the discretion to increase or decrease the qualitative portion of the bonus, but only if any such increase would not, in the opinion of counsel to the Company, affect the qualification of the quantitative portion of the bonus as performance-based compensation under Section 162(m). The performance goals each year shall apply to performance of the Company or one or more of its divisions, segments, subsidiaries or lines of business and shall be based upon one or more of the following performance goals: earnings per share; an economic-value added measure; shareholder return or total shareholder return; earnings or earnings before interest, taxes, depreciation and amortization; stock price; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery sales; or trust portfolio performance compared to related market indices. For any Plan Year, performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. The Committee may change the performance goals each year to any of those listed above and may also change the targets applicable to the performance goals from year to year.

7.

Payment of Incentive Bonus. As soon as practicable after the Company has publicly announced its earnings for the fiscal year for which the incentive bonus will be paid, the Committee shall evaluate the Company’s performance to determine the amount of the incentive bonus that has been earned. In performing such evaluation, the Committee shall make adjustments for the following:

7.1	cumulative effect of accounting changes;

7.2	extraordinary items, as that term is defined in Accounting Principles Board Opinion No. 30;

7.3	the effects of changes in tax laws applicable to the Company during the Plan Year; and

7.4	discontinued operations.

The Committee may also specify by January 29 of each Plan Year other adjustments to be made with respect to the incentive bonus to be paid for the current Plan Year, including without limitation, adjustments related to asset write-downs; acquisition-related charges; litigation or claim judgments or settlements; the effects of changes in laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; and other specified unusual or infrequently occurring items (less the amount of related income taxes), as those terms are used in Accounting Principles Board Opinion No. 30.

The Committee shall certify, either in writing or by the adoption of written resolutions, prior to the payment of any incentive bonus under the Plan, that the performance goals applicable to the bonus payment were met. The incentive bonus may be paid in whole or part in the form of cash or stock of the Company in the discretion of the Committee. Shares of stock issued in payment hereunder may be paid under any of the Company’s stock-based incentive plans that provide for grants of stock or stock-based awards. The incentive bonus will be paid by the March 15 following the end of the year for which it was earned, unless deferred under a separate benefit plan of the Company.

8.

Termination of Employment. In order to be eligible to receive a bonus under the Plan, a participant must be an employee of the Company at the end of the Plan Year, unless this requirement is waived by the Committee in the case of death, disability or retirement or under such special circumstances as may be determined by the Committee. Any bonus payment to a participant, or the conditions thereof, upon termination of employment that deviate from the terms and conditions otherwise specified herein must be approved by the Committee and will only be considered for approval if such deviation would not, in the opinion of counsel to the Company, limit the Company’s federal income tax deduction for such bonus payment under Section 162(m).

9.	Forfeiture and Recovery of Benefits.

9.1

In the event a participant is discharged by the Company for cause, including, without limitation, fraud, embezzlement, theft, commission of a felony, proven dishonesty or other unethical behavior, or disclosure of trade secrets of the Company, then the amount of any benefit provided under this Plan to which the participant would otherwise be entitled shall be forfeited. The decision of the Committee as to the cause of a former participant’s discharge shall be final.

9.2

Awards under the Plan are subject to the Company’s Compensation Recovery Policy, as such policy may be amended from time to time, and the Company reserves the right to recover any bonus awarded under the Plan in accordance with such policy.

10.	Employee Rights Under the Plan. Nothing in this Plan shall be construed to:

10.1	grant any officer of the Company any claim or right to be granted an award under this Plan;

10.2	limit in any way the right of the Company to terminate a participant’s employment with the Company at any time; or

10.3	be evidence of any agreement or understanding, express or implied, that the Company will employ a participant in any particular position or at any particular rate of remuneration.

11.	Assignments and Transfers. A participant may not assign, encumber or transfer his or her rights and interests under the Plan.

12.

Amendment and Termination. The Committee may amend, suspend or terminate the Plan at any time in its sole and absolute discretion. Any amendment or termination of the Plan shall not, however, affect the right of a participant to receive any earned but unpaid incentive bonus.

13.	Withholding of Taxes. The Company shall deduct from the amount of any incentive bonus paid hereunder any federal or state taxes required to be withheld.

14.	Term of Plan. The Plan applies to each of the five plan years during the period beginning November 1, 2012 and ending October 31, 2017, unless terminated earlier by the Committee.

15.

Performance-Based Compensation under Section 162(m) of the Internal Revenue Code. The Company intends that the quantitative portion of any incentive bonus paid to an executive officer under the Plan will qualify as performance-based compensation under Section 162(m). Nothing in this Plan precludes the Company from making additional payments or special awards to a participant outside of the Plan that may or may not qualify as performance-based compensation under Section 162(m), provided that such payment or award does not affect the qualification of any bonus paid or payable under the Plan as performance-based compensation.

16.

No Vested Interest or Right. At no time before the actual payout of an incentive bonus to any participant under the Plan shall any participant accrue any vested interest or right whatsoever under the Plan, and the Company has no obligation to treat participants identically under the Incentive Plan.

APPENDIX B

AMENDED AND RESTATED STEWART ENTERPRISES, INC.

2010 STOCK INCENTIVE PLAN

1.

Purpose. The purpose of the Stewart Enterprises, Inc. 2010 Stock Incentive Plan (the “Plan”) is to increase stockholder value and to advance the interests of Stewart Enterprises, Inc. (“STEI”) and its subsidiaries (collectively with STEI, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and STEI’s stockholders. Incentives consist of opportunities to purchase or receive shares of Class A Common Stock, no par value per share, of STEI (the “Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which STEI owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.	Administration.

2.1

Composition. The Plan shall generally be administered by the Compensation Committee (the “Committee”) of the Board of Directors of STEI (the “Board”) or by a subcommittee thereof. The Committee or subcommittee thereof that generally administers the Plan shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule and (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”).

2.2

Authority. The Committee or a subcommittee thereof shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”). The Committee or a sub-committee thereof shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3.

3.

Eligible Participants. Key employees, officers, and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to either Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the later of the date the officer approves such grant or the date the participant’s employment with or service to the Company commences.

4.

Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) restricted stock, (d) restricted stock units (“RSUs”), (e) stock appreciation rights (“SARs”), and (f) Other Stock-Based Awards (as defined in Section 10).

5.	Shares Subject to the Plan.

5.1

Number of Shares. Subject to adjustment as provided in Section 13.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 9,000,000 shares.

5.2

Share Counting. To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3	Limitations on Awards. Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

(a)	The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 2,500,000 shares.

(b)	The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 2,000,000.

(c)

Restricted stock, RSUs, and Other Stock-Based Awards with respect to an aggregate of 450,000 shares of Common Stock may be granted to officers, employees, consultants, or advisors without compliance with the minimum vesting periods provided in Sections 7.2, 8.2, and 10.2.

(d)	The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $2,000,000.

5.4	Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.

Stock Options. A stock option is a right to purchase shares of Common Stock from STEI. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1

Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. In the event that an option grant is approved by the Committee, but is to take effect on a later date, such as when employment or service commences, such later date shall be the date of grant.

6.2	Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3

Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.

6.4

Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds the exercise price, or (b) by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5

Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6

Repricing. Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment, or Common Stock.

6.7

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a)

Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b)	All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

(c)

No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

(d)

The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of STEI or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.	Restricted Stock.

7.1

Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as determined pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2

The Restricted Period. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Each award of restricted stock may have a different Restricted Period. The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(a)	If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, the Restricted Period shall be a minimum of one year.

(b)

No minimum Restricted Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

7.3

Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stewart Enterprises, Inc. 2010 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and STEI Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued prior to vesting.

7.4

Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5

Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

7.6

Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7

Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.	Restricted Stock Units.

8.1

Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of RSUs is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2

Vesting Period. At the time an award of RSUs is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of RSUs may have a different Vesting Period. The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(a)	If the vesting of RSUs is based upon the attainment of performance goals as described in Section 11, the Vesting Period shall be a minimum of one year.

(b)

No minimum Vesting Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

8.3

Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have rights to the amounts or other property credited to such account.

8.4

Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9.	Stock Appreciation Rights.

9.1

Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Incentive Agreement.

9.2	Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

9.3

Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time in its discretion in addition to the automatic acceleration of SARs under Section 12.

9.4

Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5	Payment.

(a)	The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

(i)

the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair

Market Value (as defined in Section 13.10) of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by

(ii)	the Fair Market Value of a share of Common Stock on the Exercise Date.

(b)

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(c)

If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

10.	Other Stock-Based Awards.

10.1

Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, RSUs or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2	Limitations.

(a)

Other Stock-Based Awards granted under this Section 10 shall be subject to a minimum vesting period of three years, with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(i)	If the vesting of the award is based upon the attainment of performance goals as described in Section 11, the award shall be subject to a minimum vesting period of one year.

(ii)

No minimum vesting period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company’s annual incentive plan, or to grants made under Section 5.3(c).

(b)

An acceleration of the expiration of the applicable vesting period shall occur (i) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

11.

Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, RSUs, or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, STEI, a division, a segment, a subsidiary, or a line of business: earnings per share; an economic value added measure; earnings or earnings before interest, taxes, depreciation, and amortization; stock price; shareholder return or total shareholder return; return on equity; return on total capital; return on assets or net assets; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; growth in core funeral calls; growth in preneed funeral sales or growth in preneed cemetery property sales; or trust portfolio performance compared to related market indices. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12.	Change of Control.

12.1	Definitions. As used in this Section 12, the following words or terms shall have the meanings indicated:

(a)	Approval Date shall mean the date of the Board’s approval of this Plan.

(b)

Beneficial Owner (and variants thereof), with respect to a security shall mean a Person who, directly or indirectly (through any contract, understanding, relationship, or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

(c)

Business Combination shall mean the consummation of a reorganization, merger, or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of STEI.

(d)	Change of Control Value shall equal the amount determined by whichever of the following items is applicable:

(i)	the per share price to be paid to stockholders of STEI in any such merger, consolidation, or other reorganization;

(ii)	the price per share offered to stockholders of STEI in any tender offer or exchange offer whereby a Change of Control takes place;

(iii)

in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options; or

(iv)

in the event that the consideration offered to stockholders of STEI in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

(e)	Incumbent Board shall mean the individuals who, as of the Approval Date, constitute the Board.

(f)

Person shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that Person shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

(g)	Post-Transaction Corporation.

(i)	Unless a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the Company after the Change of Control.

(ii)

If a Change of Control includes a Business Combination, Post-Transaction Corporation shall mean the corporation resulting from such Business Combination, including a corporation which as a result of such transaction owns STEI or all or substantially all of STEI’s assets either directly or through one or more subsidiaries.

12.2	Change of Control Defined. Unless otherwise provided in an Incentive Agreement, Change of Control shall mean:

(a)

the acquisition by any Person of Beneficial Ownership of more than 30 percent of the outstanding shares of Common Stock; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

(i)	any acquisition of Common Stock directly from STEI,

(ii)	any acquisition of Common Stock by STEI,

(iii)

any acquisition of Common Stock by any employee benefit plan, including without limitation an employee stock ownership plan, (or related trust) sponsored or maintained by STEI or any corporation controlled by STEI, or

(iv)	any acquisition of Common Stock by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under Section 12.2(c); or

(b)

members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Approval Date whose election, or nomination for election by STEI’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c)	a Business Combination, in each case, unless, following such Business Combination:

(i)

all or substantially all of the Persons who were the Beneficial Owners of STEI’s outstanding common stock and STEI’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(ii)

except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either STEI or the Post-Transaction Corporation) Beneficially Owns, directly or indirectly, 20 percent or more of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or 20 percent or more of the combined voting power of the then-outstanding voting securities of such corporation, and

(iii)

at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	approval by the shareholders of STEI of a plan of complete liquidation or dissolution of STEI.

12.3	Effect of a Change of Control.

(a)

Unless otherwise provided in the applicable Incentive Agreement, immediately prior to the consummation of any Change of Control, all outstanding Incentives granted pursuant to the Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by STEI without the necessity of action by any Person.

(b)

As used in this Section 12.3, “immediately prior” to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) to exercise any option or SAR fully, and (ii) to deal with the shares purchased or acquired under any Incentive so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders.

12.4

Committee Discretion to Set Terms of Exercise or Exchange. No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (c) or (d) of Section 12.2 and no later than 30 days after a Change of Control of the type described in subsections (a) or (b) of Section 12.2, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(a)	accelerate the vesting of any Incentives which did not automatically accelerate under the terms of this Plan and/or the applicable Incentive Agreement;

(b)

require that all outstanding options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and SARs shall terminate;

(c)

make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(d)

provide for mandatory conversion of some or all of the outstanding options and SARs held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option and SAR, as defined and calculated above, over the exercise price(s) of such options and SARs or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; or

(e)

provide that thereafter upon any exercise of an option or SAR the participant shall be entitled to purchase under such option or SAR, in lieu of the number of shares of Common Stock then covered by such option or SAR, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the participant would have been entitled pursuant to the terms of the agreement providing for the reorganization, merger, consolidation, or asset sale, if, immediately prior to such Change of Control, the participant had been the holder of record of the number of shares of Common Stock then covered by such options and SARs.

13.	General.

13.1

Duration. No Incentives may be granted under the Plan after April 19, 2022; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2

Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3

Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4

Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5

Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance objectives of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6	Withholding.

(a)

The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 13.6(b) below, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)

Each Election must be made prior to the Tax Date. For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7

No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8

Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.

13.9	Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)	amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders;

(b)	materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12; or

(c)

materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan.

13.10

Definition of Fair Market Value. Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined, (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.INTERNEThttp://www.proxyvoting.com/steiUse the Internet to vote your proxy. Have your proxy card in hand when you access the web site.STEWART ENTERPRISES, INC.TELEPHONEA 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in Vhand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. “ST T FOLD AND DETACH HERE ▼ Please mark your votes as i ~m indicated in this example FOR WITHHOLD EXCEPTIONS ALL FOR ALL AQAINST ABSTAIN 1. To elect each of our directors to serve a one-year term of Say on pay vote: advisory (non-binding) vote to approveI office expiring at our 2013 annual meeting executive compensation as disclosed in the proxy statement One-year term: 3. To approve the Executive Officer Annual Incentive Plan. John B. Elstrott, Jr.04 Ronald H. Patron 07 Frank B. Stewart, JrI Thomas M. Kitchen 05 Ashton J. Ryan, Jr. AldenJ. McDonald, Jr. 06 John K. Saer, Jr. 4. To approve the Amended and Restated 2010 Stock I II II 1 Incentive Plan. To ratify the retention of the Company’s independent (INSTRUCTIONS: To withhold authority to vote for any individual nominee, registered public accounting firm for the fiscal year mark the “Exceptions” box above and write that nominee’s name in the space ending October 31, 2012. provided below.) The Board of Directors recommends that you vote FOR the nominees and FOR each ofExceptions the proposals. When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees in the election of directors and FOR proposals 2,3,4, and 5. The proxies are authorized to vote in their discretion upon such other business as may property come before the meeting, or any adjournments) thereof. I Mark Here tor I 1 \ V Address Change * ) or Comments I 1 SEE REVERSE NOTE: Please sign as name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full tale as such. Signature Signature Date

You can now ccess your Stewart Enterprises, Inc. account online. Access your Stewart Enterprises, Inc. account online via Investor ServiceDirect® (ISD). The transfer agent for Stewart Enterprises, Inc., now makes it easy and convenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance call 1-877-978-7778 between 9am and 7pm Eastern Time Monday-Friday Investor Service Direct® Available 24 hours a day, 7 days a week TOLL FREE NUMBER: 1-800-370-1163 Choose MLink8™ for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www. bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on April 19,2012. The Proxy Statement and the 2011 Annual Report to Shareholders are available at: http://proxyvoting.com/stei T FOLD AND DETACH HERE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STEWART ENTERPRISES, INC. The undersigned hereby appoints Thomas M. Kitchen and Lewis J. Derbes, Jr., or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A Common Stock of Stewart Enterprises, Inc. held of record by the undersigned on February 21, 2012, at the Annual Meeting of Shareholders to be held on April 19,2012, or any adjournment thereof. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES I P.O. BOX 3550 -Hi SOUTH HACKENSACK, NJ 07606-9250 Fulfillment(Continued and to be marked, dated and signed, on the other side) 15496 1 g3